Exhibit 10.3

FIRST AMENDMENT AND CONSENT TO CREDIT AND GUARANTY AGREEMENT

THIS FIRST AMENDMENT AND CONSENT TO CREDIT AND GUARANTY AGREEMENT (this “Agreement”) is dated as of April 6, 2016 and is entered into by and among 8POINT3 OPERATING COMPANY, LLC, a Delaware limited liability company (“Borrower’’), the other Credit Parties party hereto, and the Lenders party hereto, and is made with reference to that certain Credit and Guaranty Agreement dated as of June 5, 2015 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”) by and among Borrower, 8point3 Energy Partners LP, a Delaware limited partnership, the subsidiaries of Borrower named therein, the Lenders, Credit Agricole Corporate and Investment Bank, as Administrative Agent (in such capacity “Administrative Agent”) and Collateral Agent, and the other agents named therein.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, the Credit Parties have requested that the Required Lenders agree to (a) amend certain provisions of the Credit Agreement and (b) provide certain consents to the Credit Agreement, each as provided for herein; and

WHEREAS, the Required Lenders are willing to amend the provisions of the Credit Agreement and provide the consents to the Credit Agreement, each as set forth herein and upon terms and subject to conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. AMENDMENTS TO CREDIT AGREEMENT

The Required Lenders party hereto, in accordance with Section 10.5 of the Credit Agreement, hereby agree to amend the Credit Agreement as follows (with, in the case of amendments that restate or replace provisions, phrases or other text, (a) the insertions of additional text (if any) indicated in the same manner as the following example: bold and underline text, and (b) the deletions of text (if any) indicated in the same manner as the following example: ~~double strikethrough text~~):

A. Section 1.1 of the Credit Agreement is hereby amended by adding the following terms in proper alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

B. Clause (d) of the definition of “Acceptable Project” in Section 1.1 of the Credit Agreement is amended and restated as follows:

(d) such Solar Energy Project is at or past its Commercial Operation Date, unless such Solar Energy Project is a Tax Beneficial Project, in which case the Solar Energy Project may be contributed no more than three (3) months prior to the projected Tax Beneficial Date thereof; provided that prior to the sale or contribution of any such Solar Energy Project for which the Commercial Operation Date has not yet occurred, Borrower and the Sponsors shall have entered into (i) an amendment to the Omnibus Agreement providing that such Acceptable Project shall be added to Schedule I and Schedule IV thereof and be subject to the terms of Section 2.2 and Article III thereof (a copy of which shall have been provided to the Administrative Agent) or (ii) such other similar undertaking reasonably acceptable to the Required Lenders; and

C. Clause (d) of the definition of “Defaulting Lender” in Section 1.1 of the Credit Agreement is amended and restated as follows:

(d) for which Administrative Agent has received notification that such Lender is, or has a direct or indirect parent company that is, (i) insolvent, or is generally unable to pay its

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debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, ~~or~~ (ii) the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (iii) the subject of a Bail-In Action;

D. The definition of “Non-Recourse Project Indebtedness” in Section 1.1 of the Credit Agreement is amended and restated as follows:

“Non-Recourse Project Indebtedness” means Indebtedness of a Non-Guarantor Subsidiary owed to an unrelated Person with respect to which the creditor has no recourse (including by virtue of a Lien, guarantee or otherwise) to Borrower or any other Credit Party other than recourse (a) in respect of any acquisition or contribution agreement with respect to any Investment permitted hereunder entered into by Borrower or any other Credit Party, (b) by virtue of rights of such Non-Guarantor Subsidiary under a Project Obligation collaterally assigned to such creditor, which rights may be exercised pursuant to such Project Obligation against the Partnership or any other Credit Party that is party to such Project Obligation ~~or~~, (c) pursuant to Permitted Project Undertakings or Permitted Equity Commitments, or (d) pursuant to any Lien on the property securing such Indebtedness, and only has recourse for the payment of such Indebtedness to the property securing such Indebtedness, which property shall be limited to the property of such Non-Guarantor Subsidiary and the pledge of Equity Interests of such Non-Guarantor Subsidiary.

E. Clause (v) of the definition of “Permitted Acquisition Transaction” in Section 1.1 of the Credit Agreement is amended and restated as follows:

(v) if such Acquisition Transaction was funded with the proceeds of New Term Loans made in accordance with Section  ~~2.24~~2.23, such Acquisition Transaction is an acquisition of an Acceptable Project;

F. In Section 2.13(d) of the Credit Agreement, clause (ii) is amended and restated as follows:

(ii) On the date of receipt by Borrower of any damages similar to Capacity Buy-Down Damages with respect to any Acceptable Project funded with the proceeds of New Term Loans made in accordance with Section  ~~2.24~~2.23, Borrower shall prepay the Loans and/or the Delayed Draw Term Loan Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to the percentage resulting from dividing (i) the aggregate principal amount of such New Term Loans and any Revolving Loans made in connection with the acquisition of such Acceptable Project by (ii) the purchase price paid in respect of such Acceptable Project.

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G. In Section 2.21 of the Credit Agreement, clause (a)(iii) is amended and restated as follows:

(iii) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 3.3 are satisfied at the time of such reallocation (and, unless Borrower shall have otherwise notified Administrative Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 10.26, no~~No~~ reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

H. In Section 6.2 of the Credit Agreement, clause (q) is amended and restated as follows:

(q) Liens (i) in the nature of restrictions on changes in the direct or indirect ownership or control of any Non-Guarantor Subsidiary or the Equity Interests of any Joint Venture or (ii) that are set forth in (A) Section 3.03 of the Amended and Restated Limited Liability Company Agreement of SunPower Commercial II Class B, LLC, dated as of January 26, 2016, between SunPower AssetCo, LLC and 8point3 OpCo Holdings, LLC or (B) Section 3.03 of the Amended and Restated Limited Liability Company Agreement of SSCO III Class B Holdings, LLC, dated as of April 1, 2016, between SunPower AssetCo, LLC and 8point3 OpCo Holdings, LLC (in each case, as in effect on April 6, 2016);

I. Section 6.13 of the Credit Agreement is amended and restated to read in its entirety as follows:

6.13. Amendments or Waivers of Organizational Documents and Certain Material Contracts.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, agree or consent to any material amendment, restatement, supplement or other modification to, or waiver of any material term of, or material consent under, (a) any of its Organizational Documents in any manner adverse to the interests of any Agent, any Lender or any Secured Party, (b)  ~~except as set forth in clause (d) of the definition of “Acceptable Project” herein,~~ Section 2.2 or Article III of the Omnibus Agreement (including any definitions used therein), except (i) as contemplated in clause (d) of the definition of “Acceptable Project” herein, or (ii) any such amendment, restatement, supplement, other modification, waiver or consent that (A) is not adverse to the interests of any Agent, any Lender or any Secured Party and (B) does not materially amend, restate, supplement or modify, or waive any material term under, Section 2.2 of the Omnibus Agreement with respect of any Initial Project or any Acceptable Project acquired with the proceeds of New Term Loans; provided, in the case of clause (ii),

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Borrower shall have delivered to Administrative Agent, no later than five (5) Business Days prior to the effectiveness of any such amendment, restatement, supplement, other modification, waiver or consent, as applicable, a certificate of an Authorized Officer of Borrower certifying that such amendment, restatement, supplement, other modification, waiver or consent, as applicable, satisfies the requirements of clauses (ii)(A) and (ii)(B); (c) any Material Contract (other than any Tax Equity Document), in a manner that would reasonably be expected to have a Material Adverse Effect or (d) at any time when only one Sponsor Controls the Partnership and Borrower, any Management Services Agreement in a manner that increases amounts payable thereunder by any Credit Party or its Subsidiaries, in each case, without obtaining the prior written consent of Required Lenders to such amendment, restatement, supplement or other modification or waiver or consent.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, agree or consent to any termination of (i) the Omnibus Agreement prior to the day the last Initial Project achieves its Commercial Operation Date or during any period when an Acceptable Project is subject to Section 2.2 thereof; (ii) the Quinto Power Purchase Agreement or (iii) any other Material Contract, in the case of this clause (iii), to the extent it would reasonably be expected to have a Material Adverse Effect.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, agree to any material amendment, restatement, supplement or other modification to, or waiver of any material term of, any Tax Equity Documents, unless after giving effect to any such amendment, restatement, supplement, or other modification or waiver Borrower shall be in compliance on a pro forma basis with each of the financial covenants set forth in Section 6.7.

J. The Credit Agreement is hereby amended by inserting the following new Section 10.26 immediately after Section 10.25 of the Credit Agreement:

10.26 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such

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shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

K. Schedule 5.6(b) of the Pledge and Security Agreement, as supplemented by that certain Pledge Supplement, dated as of January 26, 2016, delivered by 8point3 OpCo Holdings, LLC and SunPower Commercial II Class B, LLC, shall be supplemented by adding the following row therein:

Grantor	Pledged Equity Interest	Required Consent
8point3 OpCo Holdings, LLC	100% Class B Interest in SunPower Commercial II B, LLC

Consent of SunPower Asset Co, LLC pursuant to Section 3.03(b) of the Amended and Restated Limited Liability Company Agreement of SunPower Commercial II B, LLC, dated as of January 26, 2016 (the “Kern Class B LLC Agreement”) (which consent shall not be required prior to the “Flip Date” (as defined in the Kern Class B LLC Agreement))

8point3 OpCo Holdings, LLC	100% Class B Interest in SSCO III Class B Holdings, LLC

Consent of SunPower Asset Co, LLC pursuant to Section 3.03(b) of the Amended and Restated Limited Liability Company Agreement of SSCO III Class B Holdings, LLC, dated as of April 1, 2016 (the “Hooper Class B LLC Agreement”) (which consent shall not be required prior to the “Flip Date” (as defined in the Hooper Class B LLC Agreement))

L. Schedule 9.1(e) of the Pledge and Security Agreement, as supplemented by that certain Pledge Supplement, dated as of January 26, 2016, delivered by 8point3 OpCo Holdings, LLC and SunPower Commercial II Class B, LLC, shall be supplemented by adding the following row therein:

Grantor	Provision
8point3 OpCo Holdings, LLC	Sections 3.03(c)(i), (c)(ii) and (c)(iii) of the Kern Class B LLC Agreement (which requirements shall not apply prior to the “Flip Date” (as defined in the Kern Class B LLC Agreement))
8point3 OpCo Holdings, LLC	Sections 3.03(c)(i) and (c)(ii) of the Hooper Class B LLC Agreement (which requirements shall not apply prior to the “Flip Date” (as defined in the Hooper Class B LLC Agreement))

SECTION II. CONSENT TO CREDIT AGREEMENT

The Required Lenders party hereto hereby (i) in accordance with Section 6.13(b) of the Credit Agreement, consent to the amendment and restatement of the Omnibus Agreement on the

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terms and conditions set forth in the agreement substantially in the form attached hereto as Exhibit A and (ii) waive the requirement under Section 5.1(j) of the Credit Agreement to receive notice and a draft copy of such amendment five Business Days prior to the effectiveness thereof.

SECTION III.  CONDITIONS TO EFFECTIVENESS

This Agreement shall become effective as of the date hereof upon the Administrative Agent receiving a counterpart signature page of this Agreement duly executed by each of the Credit Parties and the Required Lenders (the date of satisfaction of each such condition being referred to herein as the “Agreement Effective Date”).

SECTION IV. REPRESENTATIONS AND WARRANTIES

In order to induce the Required Lenders to enter into this Agreement in the manner provided herein, each Credit Party party hereto represents and warrants that the following statements are true and correct in all respects:

A. Corporate Power and Authority.  Each Credit Party party hereto has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement, the Credit Agreement and the other Credit Documents.

B. Authorization of Agreements.  The execution and delivery of this Agreement and the performance of this Agreement, the Credit Agreement and the other Credit Documents have been duly authorized by all necessary action on the part of each Credit Party.

C. No Conflict.  The execution and delivery by each Credit Party of this Agreement and the performance by each Credit Party of this Agreement, the Credit Agreement and the other Credit Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of Borrower or any Credit Party or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the applicable Credit Party, where any such conflict, violation, breach or default referred to in clause (i)(B) or (ii) of this Section IV.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Credit Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party (other than any Liens created under any of the Credit Documents in favor of Collateral Agent on behalf of the Secured Parties), or (iv) require (i) any approval of stockholders, members or partners or (ii) any approval or consent of any Person under any Contractual Obligation of any Credit Party, except for such approvals or consents which will be obtained on or before the date hereof and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

D. Governmental Consents.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Credit Party of this Agreement and the performance by each Credit Party of this Agreement, the Credit Agreement and the other Credit Documents, except

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for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

E. Binding Obligation.  This Agreement and the Credit Agreement have been duly executed and delivered by each of the Credit Parties party hereto and thereto and each constitutes a legal, valid and binding obligation of such Credit Party, to the extent a party hereto and thereto, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

F. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 4 of the Credit Agreement are and will be true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

G. Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Agreement that would constitute an Event of Default or a Default.

SECTION V. ACKNOWLEDGMENT AND CONSENT; REAFFIRMATION

Each Credit Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Agreement and consents to the transactions effected pursuant to this Agreement. Each Credit Party hereby confirms and reaffirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Obligations” and “Secured Obligations”, as applicable, under each of the Credit Documents to which it is a party (in each case as such terms are defined in the applicable Credit Document).

Each Credit Party acknowledges and agrees that, after giving effect to this Agreement, any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement.  As of the Agreement Effective Date, each Credit Party reaffirms each Lien it granted to the Collateral Agent for the benefit of the Secured Parties, and any Liens that were otherwise created or arose under each of the Credit Documents to which such Credit Party is party and reaffirms the guaranties made in favor of each Secured Party under each of the Credit Documents to which such Credit Party is party, which Liens and guaranties shall continue in full force and effect during the term of the Credit Agreement and any amendments, amendments and restatements, supplements or other

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modifications thereof and shall continue to secure the Obligations of the Borrower and the other Credit Parties under any Credit Document, in each case, on and subject to the terms and conditions set forth in the Credit Agreement and the Credit Documents.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Agreement, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the transactions effected pursuant to this Agreement and (ii) nothing in the Credit Agreement, this Agreement or any other Credit Document shall be deemed to require the consent of such Guarantor to any future consents to the Credit Agreement.

SECTION VI. MISCELLANEOUS

A. Effect on the Credit Agreement and the Other Credit Documents. Except as specifically provided by this Agreement, (i) the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed, and (ii) the execution, delivery and performance of this Agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.

B. Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

C. Applicable Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

D. Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

E. Credit Document.  This Agreement shall constitute a Credit Document.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

8POINT3 ENERGY PARTNERS LP

By:	8point3 General Partner, LLC, its general partner

By:	/s/ Alexander Bradley
Name:	Alexander Bradley
Title:	Vice President of Operations

By:	/s/ Natalie Jackson
Name:	Natalie Jackson
Title:	Vice President of Operations

8POINT3 OPERATING COMPANY, LLC

By:	8point3 Energy Partners LP, its managing member

By:	8point3 General Partner, LLC, its general partner

By:	/s/ Alexander Bradley
Name:	Alexander Bradley
Title:	Vice President of Operations

By:	/s/ Natalie Jackson
Name:	Natalie Jackson
Title:	Vice President of Operations

[First Amendment & Consent to Credit Agreement]

FSAM SG2 HOLDINGS, LLC

By:	/s/ Alexander Bradley
Name:	Alexander Bradley
Title:	Vice President, Treasury and Project Finance

FSAM NS HOLDINGS, LLC

By:	/s/ Alexander Bradley
Name:	Alexander Bradley
Title:	Vice President, Treasury and Project Finance

FSAM LOST HILLS BLACKWELL HOLDINGS, LLC

By:	/s/ Alexander Bradley
Name:	Alexander Bradley
Title:	Vice President, Treasury and Project Finance

SSCA XIII MANAGING MEMBER, LLC

By:	/s/ Natalie Jackson
Name:	Natalie Jackson
Title:	Vice President

SUNPOWER COMMERCIAL MANAGING MEMBER I, LLC

By:	/s/ Natalie Jackson
Name:	Natalie Jackson
Title:	President

SSCA XXXI MANAGING MEMBER, LLC

By:	/s/ Natalie Jackson
Name:	Natalie Jackson
Title:	President

[First Amendment & Consent to Credit Agreement]

8POINT3 OPCO HOLDINGS, LLC

By:	8point3 Operating Company, LLC, its sole member

By:	8point3 Energy Partners LP, its managing member

By:	8point3 General Partner, LLC, its general partner

By:	/s/ Alexander Bradley
Name:	Alexander Bradley
Title:	Vice President of Operations

By:	/s/ Natalie Jackson
Name:	Natalie Jackson
Title:	Vice President of Operations

SUNPOWER COMMERCIAL II CLASS B, LLC

By:	/s/ Natalie Jackson
Name:	Natalie Jackson
Title:	President

[First Amendment & Consent to Credit Agreement]

SSCO III CLASS B HOLDINGS, LLC

By:	/s/ Natalie Jackson
Name:	Natalie Jackson
Title:	Vice President

SSCO III MANAGING MEMBER, LLC

By:	/s/ Natalie Jackson
Name:	Natalie Jackson
Title:	President

[First Amendment & Consent to Credit Agreement]

FSAM KINGBIRD SOLAR HOLDINGS, LLC

By:	/s/ Alexander Bradley
Name:	Alexander Bradley
Title:	Vice President, Treasury and Project Finance

[First Amendment & Consent to Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Lucie Campos Caresmel
Name:	LUCIE CAMPOS CARESMEL
Title:	DIRECTOR

By:	/s/ Gary Herzog
Name:	GARY HERZOG
Title:	Managing Director

[First Amendment & Consent to Credit Agreement]

CITIBANK, N.A.

By:	/s/ Chidozie Ugochukwu
Name:	Chidozie Ugochukwu
Title:	Vice President

[First Amendment & Consent to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Marcus M. Tarkington
Name:	Marcus M. Tarkington
Title:	Director

By:	/s/ Michael Shannon
Name:	Michael Shannon
Title:	Vice President

[First Amendment & Consent to Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jerry Li
Name:	JERRY LI
Title:	AUTHORIZED SIGNATORY

[First Amendment & Consent to Credit Agreement]

JPMORGAN CHASE BANK, NA

By:	/s/ Gregory T. Martin
Name:	Gregory T. Martin
Title:	Executive Director

[First Amendment & Consent to Credit Agreement]

MIZUHO BANK, LTD.

By:	/s/ Nelson Chang
Name:	Nelson Chang
Title:	Authorized Signatory

[First Amendment & Consent to Credit Agreement]

MUFG UNION BANK, N.A., as a Lender

By:	/s/ Maria Ferradas
Name:	Maria Ferradas
Title:	Vice President

[First Amendment & Consent to Credit Agreement]

EXHIBIT A

Amended and Restated Omnibus Agreement

See attached.

AMENDED AND RESTATED OMNIBUS AGREEMENT

THIS AMENDED AND RESTATED OMNIBUS AGREEMENT (this “Agreement”) is made and entered into as of the 6th day of April, 2016 (the “Execution Date”), by and among 8point3 Operating Company, LLC, a Delaware limited liability company (the “Operating Company”), 8point3 General Partner, LLC, a Delaware limited liability company (the “YieldCo General Partner”), 8point3 Holding Company, LLC, a Delaware limited liability company (“Holdings”), 8point3 Energy Partners LP, a Delaware limited partnership (the “Partnership”), First Solar, Inc., a Delaware corporation (“First Solar”) and SunPower Corporation, a Delaware corporation (“SunPower” and, together with First Solar, each a “Sponsor” and collectively, the “Sponsors”).  The above-named entities are sometimes referred to in this Agreement as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, SunPower and First Solar have entered into that certain Master Formation Agreement, dated as of March 10, 2015 (the “Master Formation Agreement”);

WHEREAS, the Parties have entered into that certain Omnibus Agreement, dated as of June 24, 2015, as amended by Amendment No. 1 thereto, dated as of August 11, 2015, Amendment No. 2 thereto, dated as of November 30, 2015, Amendment No. 3 thereto, dated as of January 26, 2016, Amendment No. 4 thereto, dated as of March 31, 2016 and Amendment No. 5 thereto, dated as of April 1, 2016 (the “Original Omnibus Agreement”), and now desire to amend and restate the Original Omnibus Agreement to reflect the Parties’ agreement as to certain matters set forth herein;

WHEREAS, the Parties desire by execution of this Agreement to evidence their agreement, as more fully set forth in Article II, with respect to (i) the provision of certain services to the Contributed Companies, (ii) the construction, completion, commission, testing and start-up of any Project owned, directly or indirectly, by a Contributed Company and (iii) certain guarantees and other credit support provided by each Sponsor, or its Affiliates, on behalf of one or more Contributed Companies;

WHEREAS, the Parties desire by execution of this Agreement to evidence their agreement, as more fully set forth in Article III, with respect to certain indemnification obligations of each of First Solar and SunPower; and

WHEREAS, the Parties desire by execution of this Agreement to evidence their agreement, as more fully set forth in Article IV, with respect to certain additional matters.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.  The following terms when used in this Agreement shall have the meanings set forth in this Section 1.1.

“Action” means any action, notice, claim, suit, arbitration, investigation, information, audit, request or proceeding by or before any arbitrator, court, or other Governmental Entity.

“Actual Project Capacity” means, with respect to each Project, the actual capacity (in MW) of such Project as measured by the most recent capacity test performed under such Project’s construction contract, as confirmed (a) by an Independent Engineer or (b) to the extent (i) the Project Company that directly owns such Project is a Joint Venture and not a Subsidiary of a Sponsor, and (ii) an Independent Engineer has not been engaged by or on behalf of the Sponsor that contributed such Project or the Operating Company to perform a technical review of such Project, by such Project Company (pursuant to such construction contract).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  Notwithstanding anything in the foregoing to the contrary, for purposes of this Agreement, no Sponsor will be deemed to constitute an Affiliate of Holdings, the YieldCo General Partner or any Group Member.  Notwithstanding anything in the foregoing to the contrary, SunPower and its Affiliates (other than Holdings, the YieldCo General Partner or any Group Member), on the one hand, and First Solar and its Affiliates (other than Holdings, the YieldCo General Partner or any Group Member), on the other hand, will not be deemed to be Affiliates of one another hereunder unless there is a basis for such Affiliation independent of their respective Affiliation with any Group Member, the YieldCo General Partner or any Affiliate of any Group Member or the YieldCo General Partner.

“Affiliate Service Provider” means any Affiliate of a Sponsor that provides operations and maintenance, asset management, administrative or similar services to any Contributed Company or any other Project Company contributed or sold to the Operating Company, directly or indirectly, by such Sponsor or any Affiliate thereof, or acts as the managing member or similar role of any such Contributed Company or other Project Company pursuant to a Tax Equity Financing or other governance arrangement.

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” has the meaning set forth in the Holdings LLC Agreement.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Capacity Buy-Down Amount” means, for each Project listed on Schedule I attached hereto, the “Capacity Buy-Down Amount” set forth on Schedule I in respect of such Project.

“Capacity Buy-Down Damages” has the meaning set forth in Section 2.2(c)(ii).

“Cash Grant” means any payment for specified energy property in lieu of tax credits under Section 1603 of Division B of the American Recovery and Reinvestment Act of 2009, P.L. 111-5, as amended, or any successor provision.

“C&I Project” means any ground-mounted or roof-top distributed solar generation system or systems designed and installed for commercial or industrial applications, which is either leased by, or subject to one or more power purchase agreements with, one or more commercial businesses, industrial companies, academic institutions, government entities, hospitals, non-profits, public entities or other entities that are neither electric utilities nor residential customers who purchase solar power directly from a generation company or a solar power plant.

“Closing” means the consummation of the transactions contemplated by the Master Formation Agreement.

“Closing Date” means the date on which the Closing has occurred.

“Closing Project Value” means, for each Project listed on Schedule I attached hereto, the “Closing Project Value” set forth on Schedule I in respect of such Project.

“COD” means, with respect to a Project, the date on which such Project achieves Commercial Operation.

“COD Delay Damages” has the meaning set forth in Section 2.2(b)(ii).

“Commercial Operation” means, with respect to any Project, (a) the achievement of EPC Completion and (b) the achievement of PPA Completion, in each case, as confirmed (i) by an Independent Engineer or (ii) to the extent (A) the Project Company that directly owns such Project is a Joint Venture and not a Subsidiary of a Sponsor, and (B) an Independent Engineer has not been engaged by or on behalf of the Sponsor that contributed such Project or the Operating Company to perform a technical review of such Project, by such Project Company pursuant to such Project’s construction contract or interconnection agreement and power purchase agreement, lease or hedging agreement, as applicable.

“Confidential Information” means all documents, materials, data or other information with respect to the Parties and their Affiliates (including any Joint Venture) which are not generally known to the public; provided that Confidential Information shall not include information that becomes available to a Receiving Party on a non-confidential basis.

“Conflicts Committee” has the meaning set forth in the Partnership Agreement.

“Contracts” means any contract, agreement, license, guarantee, purchase order, sales order, lease (including leases of real and personal property), indenture, promissory note, evidence of Indebtedness, mortgage or instrument of any nature.

“Contributed Company” means (a) with respect to First Solar, the Project Companies identified on Part A of Schedule IV and (b) with respect to SunPower, the Project Companies identified on Part B of Schedule IV.

“Damages” means losses, Liabilities, claims, damages, payments, charges, Taxes, costs and expenses (including costs and expenses of Actions, amounts paid in connection with any assessments, fines, judgments or settlements relating thereto, interest and penalties recovered by a third party with respect thereto, and out-of-pocket expenses and reasonable attorneys’, accountants’ and other experts’ fees and expenses incurred in defending against any such Actions), including all Indemnifiable Tax Equity Payments; provided that Damages shall not include any special, exemplary, incidental, consequential, indirect or punitive losses or damages, except to the extent any of the foregoing (a) shall be payable pursuant to a Third Party Claim or (b) shall constitute lost profits, which would have been available for distribution by the Operating Company, resulting from a failure by any Contributed Company to realize revenues under a Contract to which it is a party.

“Delaware Courts” has the meaning set forth in Section 6.9.

“Disclosing Party” has the meaning set forth in Section 4.1.

“Distributed Cash” has the meaning set forth in the Holdings LLC Agreement.

“Distributed Cash” means, with respect to any Project Company whose interests are owned directly or indirectly by the Operating Company, the aggregate amount of cash distributed to the Operating Company from such Project Company during a given period; provided that in calculating such Project Company’s Distributed Cash, any expenses incurred by the Operating Company, the YieldCo General Partner, the Partnership or any of their Affiliates directly on behalf of such Project Company during such period, and not reimbursed by the Project Company during such period, shall be deducted from the amount of cash actually distributed by such Project Company.  Notwithstanding the foregoing, Extraordinary Proceeds distributed to the Operating Company shall not be treated as Distributed Cash unless agreed by the Operating Company.

“Distributed Cash Shortfall” means, with respect to each Sponsor, the positive difference (if any) calculated in respect of any Fiscal Year of (a) the Modeled Distributed Cash projected to be generated during such Fiscal Year by the Projects owned, in whole or in part, by such Sponsor’s Contributed Companies less (b) the aggregate amount of all Distributed Cash generated during such Fiscal Year by such Projects.  For purposes of calculating Distributed Cash Shortfall with respect to a Sponsor, Distributed Cash generated by the Projects owned, in whole or in part, by such Sponsor’s Contributed Companies shall include Distributed Cash distributed from Projects contributed or sold to the Operating Company, directly or indirectly, by such Sponsor or any Affiliate thereof in accordance Section 6.3(a) of the Holdings LLC Agreement, solely to the extent such Distributed Cash was intended to make-up a shortfall in

Distributed Cash from a Project owned, in whole or in part, by any of such Sponsor’s Contributed Companies, and which shortfall resulted from such Extraordinary Event.

“Effective Date” means June 24, 2015.

“Electricity” means electric energy, measured in kWh.

“EPC Completion” means, with respect to each Project (or in the case of a C&I Project, all of the solar generation systems within such C&I Project), substantial completion or similar milestone (including, for example, block or phase completion for each block or phase of such Project) under each construction contract for the construction of such Project or Residential System.

“Execution Date” has the meaning set forth in the preamble.

“Extraordinary Event” means, with regard to any Project, any cause or event which results in the reduction of the remaining Forecasted Distributed Cash from such Project, including the following causes and events:  (a) any sale or incurrence of Indebtedness; (b) acts of God, strikes, lockouts, or other industrial disputes or disturbances, acts of the public enemy, wars, blockades, insurrections, civil disturbances and riots, epidemics, landslides, lightning, earthquakes, fires, tornadoes, hurricanes, storms, floods and washouts; (c) arrests, orders, requests, directives, restraints and requirements of governments and government agencies and people, either federal or state, civil and military; (d) any application of government conservation or curtailment rules and regulations; (e) any property or other tax increase; (f) explosions, sabotage, breakage, malfunction, degradation, accidents, casualty or condemnation to or underperformance for any reason of equipment, machinery, transmission systems, plants or facilities; (g) loss or nonperformance of contractual rights or permits; and (h) compliance with any court order, or any law, statute, ordinance, regulation or order promulgated by a governmental authority having or asserting jurisdiction.

“Extraordinary Proceeds” means:  (a) the aggregate cash proceeds received by the Operating Company or any Project Company in respect of any sale of an interest in a Project or Joint Venture; (b) any cash proceeds received by the Operating Company or any Project Company with respect to the incurrence or issuance of any Indebtedness by the Operating Company or such Project Company; and (c) the cash proceeds (other than proceeds from business interruption insurance) received by the Operating Company or any Project Company from any (i) event which causes any material property or asset owned by the Operating Company or any Project Company to be damaged, destroyed or rendered unfit for normal use or (ii) compulsory transfer or taking, or transfer under threat of compulsory transfer or taking, of any material property or asset owned by the Operating Company or any Project Company, by any governmental authority.

“Final Network Upgrades Invoice” means, for each LGIA Project under its respective LGIA, the final invoice setting forth the construction costs of “Network Upgrades” (as defined in such LGIA) delivered by the “Participating TO” (as defined in such LGIA) pursuant to Section 12.2 of such LGIA.

“Financing Party” means any and all Persons, or the agents or trustees representing them, providing senior or subordinated debt or tax equity financing or refinancing (including letters of credit, bank guaranties or other credit support).

“First Solar” has the meaning set forth in the preamble.

“Fiscal Year” has the meaning set forth in the Holdings LLC Agreement.

“FS Project Model” means the financial model for the Contributed Companies of First Solar, which is included in the “Master Project Model” (as defined in the Holdings LLC Agreement).

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any (a) multinational, federal, national, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, administrative agency, board, bureau, agency or other statutory body, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing (including the New York Stock Exchange and NASDAQ Stock Market), in each case, that has jurisdiction or authority with respect to the applicable party or the Projects.

“Guaranteed Project Capacity” means, for each Project listed on Schedule I attached hereto, the “Guaranteed Project Capacity” set forth on Schedule I in respect of such Project.

“Group Member” means a member of the YieldCo Group.

“Group Member Agreement” means the partnership agreement of any Group Member that is a limited or general partnership (including the Partnership Agreement), the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing, organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such documents may be amended, supplemented or restated from time to time.

“Holdings” has the meaning set forth in the preamble.

“Holdings LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of 8point3 Holding Company, LLC, as it may be further amended, modified, supplemented or restated from time to time.

“Indebtedness” of any Person at any date means, without duplication, all obligations and indebtedness of that Person as of that date (a) for borrowed money (other than trade debt and other accrued current liabilities or obligations incurred in the ordinary course of business); (b) evidenced by a note, bond, debenture or similar instrument; (c) created or arising under any capital lease, conditional sale, earn out or other arrangement for the deferral of purchase price of any property; (d) under letters of credit, banker’s acceptances or similar credit transactions; (e) under interest rate protection agreements or similar agreements, or foreign currency or commodity hedge, exchange or similar agreements of such Person (excluding power purchase and sales agreements); (f) for any other Person’s obligation or indebtedness of the same type as any of the foregoing, whether as obligor, guarantor or otherwise; (g) for interest on any of the foregoing and (h) for any premiums, prepayment or termination fees, expenses or breakage costs due upon prepayment of any of the foregoing.

“Indemnifiable Tax Equity Payment” means (without duplication) (a) any payment by a Contributed Company or other Group Member under any agreement in respect of a Tax Equity Financing that is made as the result of, or any distribution to any other Person of cash to which the Operating Company would have been entitled but for, (i) any inaccuracy or breach of any representation, warranty, covenant or similar provision of any such agreement, (ii) any indemnification obligation, post-Closing contribution obligation or payment obligation on the part of such Contributed Company or Group Member under any such agreement (excluding any indemnification obligation pursuant to Section 7.03(k)(i) of the Kingbird LLCA, which is governed by clause (iii) hereof), including in each case any payment made as the result of a change in the allocation of U.S. federal income tax credits, but excluding in each case (A) any amounts paid by a Contributed Company to any investor in a Tax Equity Financing in consideration of its redemption, resignation or withdrawal of interests from any Contributed Company and (B) any contribution or payment obligation contemplated to be performed by or on behalf of a Contributed Company pursuant to the purchase and sale or similar agreement through which such Contributed Company was acquired, directly or indirectly, by the Operating Company, (iii) any indemnification obligation pursuant to Section 7.03(k)(i) of the Kingbird LLCA, but only if and to the extent that such special underpayment interest referred to in such Section is attributable to an imputed underpayment that would not have occurred but for the “Fixed Tax Assumptions” (as defined in the Kingbird LLCA) being incorrect (except to the extent that any Fixed Tax Assumption is incorrect as a result of a breach of a representation or covenant in the Kingbird LLCA or the Kingbird ECCA by a “Class B Member,” including the “Managing Member,” the “Tax Matters Member” or the “Partnership Representative” (as each such term is defined in the Kingbird LLCA), as applicable, on behalf of Kingbird Solar, LLC, or (iv) any requirement in any such agreement to divert distributions due to a determination by a Governmental Entity (A) regarding a Project’s fair market value or the tax basis of a Project or (B) that a contract entered into by a Project Company and any Affiliate thereof is not on arm’s-length terms, and (b) any Tax Equity Purchase Shortfall; provided, however, that the Parties hereby agree that in no event shall any payment, liability, diversion of distributions, or other Damages whatsoever which would not have arisen or been incurred but for any action of the Operating Company, the Partnership or the non-indemnifying Sponsor (or its direct and indirect subsidiaries holding interests in the Operating Company), following Closing be considered included in this definition of Indemnifiable Tax Equity Payment; provided, further, that (A) the making of any representation or warranty in any such agreement, (B) the making of any “Section 6226 Election” (as defined in the Kingbird LLCA) pursuant to Section 7.03(i) of the Kingbird LLCA, (C) any action taken pursuant to Section 3.4(c) or (D) any action (x) required by Law or (y) taken by the Operating Company, the Partnership or the non-indemnifying Sponsor (or its direct and indirect subsidiaries holding interests in the Operating Company) to cause any Person to comply with the terms of any agreement in respect of a Tax Equity Financing, in each case, shall not itself constitute an “action” subject to the preceding proviso.

“Indemnified Party” means any Person that may seek indemnification under this Agreement.

“Indemnifying Party” means a Person against which indemnification may be sought under this Agreement.

“Independent Engineer” means a nationally-recognized independent engineering firm which, in the case of any matter required to be confirmed by such Independent Engineer in respect of a Project owned by a Contributed Company, shall be reasonably acceptable to the Sponsor other than such Contributed Company’s Sponsor, and the cost of which shall be borne by such Contributed Company’s Sponsor.  Each Sponsor agrees that the “Independent Engineer” may be the engineering firm acting as the “Lender’s Engineer” or “Investor’s Engineer” (or similar role) in connection with a debt or tax equity financing in connection with such Project to the extent such firm acknowledges (in writing) the ability of such Sponsor to rely thereon for purposes of such confirmation.

“IPO Contributed Company” means (a) with respect to First Solar, the Project Companies identified in items 1 through 13 on Part A of Schedule IV and (b) with respect to SunPower, the Project Companies identified in items 1 through 13 on Part B of Schedule IV.

“IPO Contributed Project” means each Project identified in items 1 through 9 of Schedule I.

“Joint Venture” means a joint venture that is not a Subsidiary of the Operating Company and through which the Operating Company or any Project Company conducts its business and operations and in which the Operating Company or any such Project Company, as applicable, owns an equity interest.

“Kingbird ECCA” means that certain Membership Interest Purchase and Equity Capital Contribution Agreement, dated as of February 26, 2016, among FSAM Kingbird Solar Holdings, LLC, Kingbird Solar, LLC and State Street Bank and Trust Company.

“Kingbird LLCA” means that certain Second Amended and Restated Limited Liability Company Agreement of Kingbird Solar, LLC, dated as of February 26, 2016, between FSAM Kingbird Solar Holdings, LLC and Antrim Corporation.

“Laws” means any and all applicable (a) laws, constitutions, treaties, statutes, codes, ordinances, principles of common law and equity, rules, regulations and municipal bylaws whether domestic, foreign or international, (b) judicial, arbitral, administrative, ministerial, departmental and regulatory judgments, orders, writs, injunctions, decisions, and awards of any Governmental Entity, and (c) policies, practices and guidelines of any Governmental Entity which, although not actually having the force of law, are considered by such Governmental Entity as requiring compliance as if having the force of law, and the term “applicable,” with respect to such Laws and in the context that refers to one or more Persons, means such Laws that apply to such Person or Persons or its or their business, undertaking, property or securities at the relevant time and that emanate from a Governmental Entity having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities.

“LGIA” means, for each LGIA Project, any Large Generator Interconnection Agreement entered into by the Contributed Company that directly owns such LGIA Project, the California Independent System Operator Corporation and the “Participating TO” (as defined in such LGIA).

“LGIA Project” means either the Quinto project and the North Star project, each as identified on Schedule I, as applicable.

“Liability” means any and all Indebtedness, liabilities and obligations of any nature whatsoever, whether known or unknown, direct or indirect, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated, or due or to become due, whenever or wherever arising.  For the avoidance of doubt, any Liabilities arising in connection with an obligation to pay a Tax shall include any interest and penalties associated therewith.

“Management Services Agreements” means (a) the Management Services Agreement Date among the Operating Company, the Partnership, YieldCo General Partner, Holdings and First Solar 8point3 Management Services, LLC, and (b) the Management Services Agreement among the Operating Company, the Partnership, YieldCo General Partner, Holdings and SunPower Capital Services, LLC, as each such agreement may be further amended, modified, supplemented or restated from time to time.

“Master Formation Agreement” has the meaning set forth in the recitals.

“Minimum Project Capacity” means for each Project listed on Schedule I attached hereto, the “Minimum Project Capacity” set forth on Schedule I in respect of such Project.

“Modeled Distributed Cash” means (i) with respect to any Project located in the United States that is held directly or indirectly by the Operating Company, the amount set forth under the heading “Pre-Tax Cash Available for Distribution” on the Closing Master Project Model (as defined in the Master Formation Agreement) or on the project model related to such Project approved by the Conflicts Committee, as applicable, and (ii) with respect to any Project located outside the United States that is acquired directly or indirectly by the Operating Company, the amount set forth under the heading “Cash Available for Distribution” on the project model related to such Project approved by the Conflicts Committee; provided, however, that the “Modeled Distributed Cash” for any Project contributed to the Operating Company by a Sponsor or any Affiliate thereof pursuant to Section 6.3(a) of the Holdings LLC Agreement shall be deemed to equal zero.

“Modeled Network Upgrade Costs” means (a) in the case of the Quinto project, $41,177,000, and (b) in the case of the North Star project, $20,813,000.

“MW” means megawatts.

“Network Upgrade Cost Differential” means, with respect to each LGIA Project, the positive difference (if any) between (a) the Modeled Network Upgrade Costs in respect of such LGIA Project less (b) the aggregate amount of all Network Upgrades Costs paid by or on behalf of the Contributed Company that directly owns such LGIA Project pursuant to its LGIA.

“Network Upgrade Costs” means, with respect to any LGIA, the construction costs of “Network Upgrades” (as defined in such LGIA).

“Operating and Administrative Agreements” means a Project’s operations and maintenance agreements, administrative services agreements and other operations, maintenance and administrative agreements, as well as any agreements for construction, engineering, design or procurement services in connection with such Project.

“Operating Company” has the meaning set forth in the preamble.

“Partnership” has the meaning set forth in the preamble.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of 8point3 Energy Partners LP, as it may be further amended, supplemented or restated from time to time.

“Party” or “Parties” has the meaning set forth in the preamble.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Post-IPO Contributed Company” means (a) with respect to First Solar, the Project Companies identified on Part A of Schedule IV except for the Project Companies identified in items 1 through 13 thereof and (b) with respect to SunPower, the Project Companies identified on Part B of Schedule IV except for the Project Companies identified in items 1 through 13 thereof.

“Post-IPO Contributed Project” means each Project identified on Schedule I except for the Projects identified in items 1 through 9 thereof.

“PPA Completion” means, with respect to each Project, Commercial Operation or similar milestone under each interconnection agreement and power purchase agreement, lease or hedging agreement pursuant to which such Project delivers or transmits Electricity.

“Pre-COD True-Up Damages” has the meaning set forth in Section 2.2(b)(i).

“Project” means a Utility Scale Project, C&I Project, Residential Project, Utility Project Site or any other asset or project that is designated as a “Project” pursuant to the Holdings LLC Agreement or otherwise identified on Schedule I from time to time.

“Project Company” means a corporation, limited liability company, partnership, joint venture, trust or other entity which is a Subsidiary or Joint Venture of the Operating Company and the direct or indirect owner of a Project.

“Project Operations Committee” has the meaning set forth in the YieldCo General Partner LLC Agreement.

“Projected Distributed Cash” means, with respect to any Project Company, the aggregate amount of cash projected to be distributed to the Operating Company by such Project Company during a given period, as determined by the most recent financial model of such Project; provided that in calculating such amounts, any expenses expected to be incurred by the Operating Company, the YieldCo General Partner, the Partnership or any of their Affiliates directly on behalf of such Project Company during such period, and not projected to be reimbursed by the Project Company during such period, shall be deducted from the amount of cash projected to be distributed by such Project Company.

“Qualified Offering Costs” means any cost which would constitute a “Qualified Expense” (as defined in the Master Formation Agreement).

“Receiving Party” has the meaning set forth in Section 4.1.

“Representatives” has the meaning set forth in Section 4.1.

“Recoveries” has the meaning set forth in Section 3.4(d).

“Residential Project” means a portfolio of Residential Systems owned directly or indirectly by a Contributed Company.

“Residential System” means any ground-mounted or roof-top distributed solar generation system designed and installed for residential applications, which is leased by, or subject to a power purchase agreement with, the owner of a residence for the purpose of generating Electricity for that residence.

“Scheduled COD” means for each Project listed on Schedule I attached hereto, the “Scheduled COD” set forth on Schedule I in respect of such Project.

“SP Project Model” means the financial model for the Contributed Companies of SunPower, which is included in the “Master Project Model” (as defined in the Holdings LLC Agreement).

“Specified Affiliate Bonuses” means (a) with respect to First Solar, any “Energy Performance Test Bonus” or “Effective Availability Guarantee Bonus,” or any similar bonus, to the extent paid to First Solar or any Affiliate thereof (including First Solar Electric (California), Inc.), in its role as contractor, operator or vendor under any engineering, procurement and construction contract, operating and maintenance agreement, or similar agreement, entered into between First Solar or its Affiliate, as contractor, operator or vendor, and any Contributed Company contributed, directly or indirectly, by First Solar or any Affiliate thereof, and (b) with respect to SunPower, any “Performance Bonus,” “Bonus Payment” or any similar bonus, to the extent paid to SunPower or any Affiliate thereof (including SunPower Corporation, Systems), in its role as operator or contractor under any performance guarantee agreement, engineering, procurement and construction contract, or similar agreement, entered into between SunPower or its Affiliate, as operator or contractor, and any Contributed Company contributed to the Operating Company, directly or indirectly, by SunPower or any Affiliate thereof.

“Specified Credit Support” means (a) in the case of First Solar, the guarantees and other credit support set forth on Part A of Schedule III and (b) in the case of SunPower, the guarantees and other credit support set forth on Part B of Schedule III.

“Specified Credit Support Requirements” has the meaning set forth in Section 2.3(a).

“Specified Services” means, with respect to any Project owned, directly or indirectly, by a Contributed Company or any other Project Company contributed or sold to the Operating Company, directly or indirectly, by such Sponsor or any Affiliate of such Sponsor, (a) all construction, engineering, design and procurement services, and any equipment supply services, provided in connection with or arising out of any expansion or upgrade of such Project, and (b) any operation and maintenance services and administrative services, in each case, not otherwise provided pursuant to any Operating and Administrative Agreement then in effect (other than any such services previously provided to a Project by a Person Affiliated with a Sponsor pursuant to an Operating and Administrative Agreement that was terminated prior to the expiration thereof).

“Sponsor” has the meaning set forth in the preamble.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than fifty percent (50%) of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person, one or more Subsidiaries of such Person, or a combination thereof, controls such partnership on the date hereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, directly or by one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“SunPower” has the meaning set forth in the preamble.

“Tax” or “Taxes” shall mean any federal, state, local or foreign taxes and other taxes, charges, fees, duties, levies or other assessments, imposts, deductions, withholdings, including, without limitation, income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, leasing, fuel, and utility taxes, unclaimed property or escheat obligations, or other governmental charges of any kind whatsoever, that are imposed by any Governmental Entity of any country or political subdivision of any country, including any interest, penalty or addition thereto, whether disputed or not.

“Tax Equity Breach” means (a) with respect to First Solar, the occurrence of any event resulting in an Indemnifiable Tax Equity Payment with respect to any Contributed Company of First Solar, and (b) with respect to SunPower, the occurrence of any event resulting in an Indemnifiable Tax Equity Payment with respect to any Contributed Company of SunPower.

“Tax Equity Financing” means (a) in the case of First Solar, those transactions described in Part A of Schedule II, and (b) in the case of SunPower, those transactions described in Part B of Schedule II.

“Tax Equity Purchase Shortfall” means the difference of (a) the purchase price payable by any Group Member to a Sponsor or any Affiliate thereof in respect of the acquisition of any Contributed Company or Project less (b) the aggregate amount of (i) all proceeds received by the YieldCo Group pursuant to a Tax Equity Financing in respect of such Contributed Company or Project and (ii) all equity contribution proceeds received by the YieldCo Group from, or on behalf of, such Sponsor or any Affiliate thereof, in each case, to the extent such Tax Equity Financing proceeds and equity contribution proceeds were contemplated to fund the payment of such purchase price.

“Third Party Claim” has the meaning set forth in Section 3.3(a).

“Utility Project Site” means the real property on which a Utility Scale Project is situated, provided that such real property and the Utility Scale Project are separately owned.

“Utility Scale Project” means any wholesale solar energy production facility that is neither a C&I Project nor a Residential Project, including the rights to the site on which the facility is located, the other assets, tangible and intangible, that compose such facility and the transmission and interconnection facilities connecting the Project to an electric utility or other wholesale power offtaker.

“YieldCo General Partner” has the meaning set forth in the preamble.

“YieldCo General Partner LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of 8point3 General Partner, LLC, as it may be further amended, modified, supplemented or restated from time to time.

“YieldCo Group” means, collectively, the Partnership, its Subsidiaries and all Joint Ventures.

Section 1.2 Construction; Interpretation.

Except where expressly provided or unless the contract otherwise necessarily requires, in this Agreement:

(a) Reference to a given Article, Section, clause or Schedule is a reference to an Article, Section, clause or Schedule of this Agreement, unless otherwise specified.  The Schedules attached to this Agreement are hereby incorporated by reference into this Agreement and form part hereof.  The terms “hereof”, “herein”, “hereunder” and “herewith” refer to this Agreement as a whole (including Schedules I and II).

(b) Unless otherwise specifically indicated or the context otherwise requires, (i) all references to “dollars” or “$” mean United States dollars, (ii) words importing the singular shall include the plural and vice versa, and words importing any gender shall include all genders, (iii) all references to “days” means calendar days, (iv) “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” and (v) all words used as accounting terms shall have the meanings assigned to them under GAAP applied on a consistent basis and as amended from time to time.

(c) If any date on which any action is required to be taken hereunder by any of the Parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

(d) Reference to a given agreement, instrument, document or Law is a reference to that agreement, instrument, document or Law as modified, amended, supplemented and restated through the date as of which such reference is made, and, as to any Law, any successor Law.

(e) Reference to a Person includes its predecessors, successors and permitted assigns.  Any reference to any federal, state, local, or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(f) The word “will” shall be construed to have the same meaning and effect as the word “shall.”  The word “or” shall not be exclusive.

(g) Amounts calculated or determined under this Agreement shall be without double-counting.

(h) No provision of this Agreement will be interpreted in favor of, or against, any of the Parties to this Agreement by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement, and no rule of strict construction will be applied against any Party hereto.

(i) No person will be required to take any action, or fail to take any action, if to do so would violate any Law.

ARTICLE II

SERVICE-RELATED MATTERS; Commercial Operations;

Credit Support

Section 2.1 Service-Related Matters.

(a) Subject to this Section 2.1(a), to the extent permitted under any applicable Group Member Agreement, each Sponsor shall have the exclusive right to perform, itself or through one or more designees, Specified Services on behalf of such Sponsor’s Contributed Companies or any other Project Company contributed or sold to the Operating Company, directly or indirectly, by such Sponsor or any Affiliate thereof.  If any Contributed Company or other Project Company desires to obtain Specified Services, the Operating Company shall notify the applicable Sponsor thereof.  If such Sponsor elects, no later than thirty (30) days after receipt of such notice, to perform such Specified Services, such Sponsor and such Contributed Company or other Project Company (as applicable) shall enter into a definitive agreement with respect to such Specified Services, which agreement, unless otherwise expressly approved by the Board of Directors or a committee thereof, shall (a) be in writing, (b) contain market-based terms and (c) be administered on an arm’s length basis.  Notwithstanding anything herein to the contrary, this Section 2.1(a) shall cease to apply to any Sponsor that does not own, directly or indirectly, at least fifty percent (50%) of the “Management Units” (as defined in the Holdings LLC Agreement).

(b) Each Sponsor agrees that it will not permit any Affiliate Service Provider to cause a Contributed Company or any other Project Company to take any action or forebear from taking any action which, pursuant to the YieldCo GP LLC Agreement, such Contributed Company or other Project Company could not have taken, or failed to take, absent the approval of the Board of Directors or the Project Operations Committee (except to the extent such approval has previously been granted).

(c) Each Sponsor agrees to cause its Affiliate Service Providers to cooperate with and provide requested information and data to each of First Solar 8point3 Management Services, LLC and SunPower Capital Services, LLC (or any successor thereto), as such Person may reasonably request in connection with performing its obligations under the Management Services Agreements, including for the purpose of preparing financial books and records, preparing and filing tax returns and performing other tax-related services.

(d) Each Sponsor agrees to cause each Contributed Company or other Project Company contributed, directly or indirectly, by such Sponsor or its Affiliate to be provided with the services described under the heading “Taxes” in Schedule II to the Management Services Agreement of First Solar 8point3 Management Services, LLC (to the extent each such service is applicable to such Contributed Company or other Project Company, and as though it were the “Service Recipient” under such Management Services Agreement).

Section 2.2 Commercial Operation.

(a) To the extent any Project listed on Schedule I (or any portion or phase thereof, to the extent such portion or phase has a separate Scheduled COD identified on Schedule I) has not achieved Commercial Operation:

(i) Such Contributed Company’s Sponsor shall, and shall cause its Affiliates to, take all actions necessary for such Project (or any portion or phase thereof) to achieve Commercial Operation on or prior to its Scheduled COD (or on such other schedule as mutually agreed in writing by each Sponsor and the Operating Company).  Such Sponsor or its Affiliates shall pay or, to the extent paid by the Operating Company or any Affiliate of the Operating Company, reimburse the Operating Company for any and all costs (including any payments of liquidated damages to the extent such payments are not otherwise reimbursed under an engineering, procurement and construction agreement or other contractual arrangement by a Person that is not a Group Member) required for such Project to achieve Commercial Operation (including the cost of providing any credit support), except to the extent any such costs arise out of any action by the Operating Company or its Affiliates which was not taken at the direction of such Sponsor.  Such costs shall be payable by the applicable Sponsor, or its Affiliate, within ten (10) Business Days following receipt of an invoice from the Operating Company setting forth any such amounts.

(ii) Notwithstanding the foregoing, (A) the obligation of such Sponsor to pay or reimburse the Operating Company for costs required to achieve Commercial Operation of such Project pursuant to Section 2.2(a)(i) shall be reduced by the aggregate amount of all proceeds received by the YieldCo Group and applied to the payment of costs required to achieve Commercial Operation, including all proceeds from any debt financing or tax equity financing, all equity contribution proceeds (I) from any Person that is not an Affiliate of the Operating Company or (II) that are contemplated pursuant to the purchase and sale or similar agreement through which such Contributed Company was acquired, directly or indirectly, by the Operating Company, all insurance proceeds and all indemnification payments, in each case, that are contemplated to be used to fund the costs of achieving Commercial Operation of such Project, and (B) if, at any time subsequent to such Sponsor having paid or reimbursed the Operating Company for such costs of achieving Commercial Operation pursuant to Section 2.2(a)(i), any such proceeds described in clause (A) of this Section 2.2(a)(ii) are received by the YieldCo Group, the amount of such proceeds that are available for distribution to the Operating Company shall be repaid by the Operating Company to such Sponsor within fifteen (15) days after receipt thereof, up to the aggregate amount of costs previously paid by such Sponsor in respect of such Project pursuant to Section 2.2(a)(i); provided, in each case, to the extent the costs required to achieve Commercial Operation exceed such proceeds, such Sponsor shall remain obligated to pay or reimburse the Operating Company for such excess amounts.

(b) With respect to the Projects listed on Schedule I for which the Scheduled COD will occur after the Effective Date:

(i) (A) in the case of all such Projects that are IPO Contributed Projects, the Sponsor that, directly or indirectly, contributed one or more of such Projects to the Operating Company shall pay to the Operating Company an amount equal to the positive difference (if any) of (x) the aggregate amount of Projected Distributed Cash for such Projects during the period beginning on the Effective Date until such Project’s Scheduled COD less (y) the aggregate amount of Distributed Cash attributable to all such Projects during such period, and (B) in the case of all such Projects that are Post-IPO Contributed Projects, the Sponsor that, directly or indirectly, contributed any such Project to the Operating Company shall pay to the Operating Company an amount equal to the positive difference (if any) of the Projected Distributed Cash for such Project during the period beginning on the date such Project was contributed to the Operating Company until such Project’s Scheduled COD less the amount of Distributed Cash attributable to such Project during such period; provided, however, solely in the case of this clause (B), in no event shall such amount payable in respect of a Project exceed the aggregate amount of such difference (if any) calculated as of such Scheduled COD for all such Projects contributed by such Sponsor (provided, in each case, such calculation shall be limited to the amount of Projected Distributed Cash and Distributed Cash attributable to the twelve (12)-month period ending on such Scheduled COD) and that all amounts paid by such Sponsor during such twelve (12)-month period shall be deemed Distributed Cash (such amounts, in the case of clauses (A) and (B), the “Pre-COD True-Up Damages”); and

(ii) to the extent any Project listed on Schedule I fails to achieve Commercial Operation on or prior to such Project’s Scheduled COD, the Sponsor that contributed such Project to the Operating Company shall pay to the Operating Company an amount equal to the positive difference (if any) of the Projected Distributed Cash for such Project during the period beginning on such Project’s Scheduled COD until such Project’s COD less the amount of Distributed Cash attributable to such Project during such period (such amounts, “COD Delay Damages”).

Pre-COD True-Up Damages shall be paid in respect of each applicable Project by its Sponsor no later than the 45th day after the Scheduled COD for such Project.  COD Delay Damages shall be paid quarterly by each Sponsor (as applicable), in arrears, no later than the 45th day after the last day of the applicable quarter.

In addition, with respect to any LGIA Project, the Sponsor that, directly or indirectly, contributed such LGIA Project to the Operating Company shall pay to the Operating Company, no later than the 30th day after COD for such LGIA Project, the amount of any Network Upgrade Cost Differential (calculated based upon the Final Network Upgrades Invoice for such LGIA Project); provided, if the Final Network Upgrades Invoice has not been delivered prior to such 30th day after COD, (I) such payment shall become due on the earlier of (x) January 15, 2016 and (y) five (5) Business Days following receipt of such Final Network Upgrades Invoice, (II) the Network Upgrade Cost Differential shall be calculated based upon all invoices delivered under such LGIA prior to the date of such payment, and (III) following receipt of the Final Network Upgrades Invoice, the Operating Company shall reimburse such Sponsor the positive difference (if any) between (x) the amount of such payment and (y) the Network Upgrade Cost Differential calculated based upon the Final Network Upgrades Invoice.

(c) To the extent any Project listed on Schedule I has not achieved Commercial Operation on or prior to the day that is one (1) year after such Project’s Scheduled COD:

(i) the Sponsor that contributed such Project to the Operating Company shall have no obligations (A) to incur further costs required for such Project to achieve Commercial Operation, under Section 2.2(a), or (B) to pay COD Delay Damages, under

Section 2.2(b)(ii), in each case, with respect to any period on or after the first (1st) anniversary of such Project’s Scheduled COD; and

(ii) no later than the 45th day after the last day of the quarter in which such first (1st) anniversary occurs, such Sponsor shall pay to the Operating Company an amount equal to:

(A) in the event (I) such Project’s Actual Project Capacity fails to equal the Minimum Project Capacity for such Project, or (II) such Project has not yet achieved PPA Completion, the product of (x) the Guaranteed Project Capacity for such Project multiplied by (y) the Capacity Buy-Down Amount for such Project; or

(B) in all other cases, the product of (x) the positive difference (measured in MW) of (1) the Guaranteed Project Capacity for such Project less (2) such Project’s Actual Project Capacity, multiplied by (y) the Capacity Buy-Down Amount for such Project;

less, in the case of either clause (ii)(A) or (ii)(B) above, the amount of any “capacity liquidated damages” (1) paid by the contractor to the applicable Contributed Company under the construction contract for such Project and (2) which constitute Distributed Cash (the result of the calculation in clause (ii)(A) or (ii)(B) of this Section 2.2(c), “Capacity Buy-Down Damages”).

(d) If a Sponsor pays Capacity Buy-Down Damages in respect of a Project pursuant to clause (ii)(A) of Section 2.2(c), such Sponsor shall have the right to repurchase such Project from the Operating Company.  Any such repurchase (i) shall be effected (A) pursuant to an assignment of the equity of the applicable Contributed Company or (B) in the event such Contributed Company owns other Projects, via the transfer of such Project and all assets related thereto, (ii) shall be on an “as is, where is” basis, without any representations or warranties on the part of the Operating Company and (iii) following receipt by the Operating Company of the Capacity Buy-Down Damages, shall not require payment of any additional consideration.

(e) The Parties agree that the Operating Company’s actual damages in the event that any Project listed on Schedule I fails to achieve Commercial Operation on or prior to such Project’s Scheduled COD, or otherwise generates Distributed Cash in an amount less than its Projected Distributed Cash during the period from the Effective Date until its Scheduled COD, would be extremely difficult or impracticable to determine.  The Parties agree that the Pre-COD True-Up Damages, COD Delay Damages and Capacity Buy-Down Damages are in the nature of liquidated damages and are a reasonable and appropriate measure of the damages that the Operating Company would incur as a result of any such failure, and do not represent a penalty.

Section 2.3 Credit Support.

(a) Each Sponsor agrees to provide and maintain, or cause to be provided and maintained, on behalf of the applicable Contributed Company, the Specified Credit Support in accordance with the terms and conditions of the applicable agreements, governmental approvals or other requirements pursuant to which the applicable Contributed Company is obligated to provide any such Specified Credit Support (the “Specified Credit Support Requirements”).

(b) Upon any draw made on any Specified Credit Support, the applicable Sponsor shall provide written notice to the Operating Company of such draw and the amount thereof, and the Operating Company shall, or shall cause the applicable Contributed Company to, reimburse the Sponsor for the amount of any such draw by the fifth (5th) Business Day after receiving such notice; provided that the Operating Company shall have no reimbursement obligation under this Section 2.3(b) to the extent such draw resulted from any failure by the Sponsor to maintain the Specified Credit Support in accordance with the Specified Credit Support Requirements.

(c) The Operating Company shall reimburse each Sponsor for all reasonable out-of-pocket costs incurred by such Sponsor and any Affiliate thereof in maintaining the applicable Specified Credit Support.  Each Sponsor shall send written notice to the Operating Company no more frequently than once each calendar quarter containing a computation of such costs.  The Operating Company shall remit the corresponding payment to the applicable Sponsor no later than fifteen (15) days following delivery of such notice.

(d) The Operating Company shall, and shall cause each member of the YieldCo Group to, ensure that any Specified Credit Support Requirement is not amended, restated, modified, supplemented or waived in any manner that would expand, increase, extend or otherwise alter in any respect the obligations set forth in, guaranteed or covered by, or in respect of which recourse is available under, any Specified Credit Support, unless the Operating Company first obtains the consent of the applicable Sponsor (which shall not be unreasonably withheld).

ARTICLE III

INDEMNIFICATION and Related Matters

Section 3.1 Indemnification by First Solar.

(a) Subject to the other terms and limitations set forth in this Article III, First Solar shall indemnify, defend and hold harmless the Operating Company from and against any and all Damages incurred or sustained by the YieldCo Group to the extent arising out of, relating to or resulting from:

(i) with respect to any Contributed Company of First Solar, (A) the inapplicability or unavailability of any exclusion from, exemption from, or other reduction in the (I) base of, or (II) liability for, any ad valorem, property or similar tax or assessment to the extent such exclusion, exemption, or reduction is reflected in the FS Project Model, or (B) any reassessment with respect to any ad valorem, property, or similar tax or assessment to the extent such reassessment is not reflected in the FS Project Model; provided, however, the Parties hereby agree that in no event shall this indemnity apply to any Damages arising as the result of, or that otherwise would not have been incurred except through, (1) any action of the Operating Company or the Partnership following Closing (excluding the Partnership acquiring fifty percent (50%) or more of the Operating Company), or (2) any change in Laws following Closing;

(ii) any Tax Equity Breach with respect to any Contributed Company of First Solar;

(iii) any Specified Affiliate Bonus of First Solar paid by or on behalf of any IPO Contributed Company or any Post-IPO Contributed Company; provided that with respect to any Specified Affiliate Bonus paid by or on behalf of any Contributed Company identified at Part C of Schedule IV or Part D-1 of Schedule IV (as amended from time to time by agreement of the Parties), the amount payable by First Solar pursuant to this Section 3.1(a)(iii) shall be limited to the percentage set forth in respect of such Contributed Company on Part C of Schedule IV or Part D-1 of Schedule IV (as amended from time to time by agreement of the Parties) multiplied by the amount of such Specified Affiliate Bonus; and

(iv) fifty percent (50%) of all Qualified Offering Costs incurred by the YieldCo Group.

(b) Notwithstanding anything to the contrary contained in this Agreement:

(i) First Solar shall have no indemnification obligations with respect to any claim pursuant to Section 3.1(a) unless First Solar receives notice of such claim, in compliance with Section 3.3, from the Operating Company no later than the date that is sixty (60) days after the expiration of the applicable statute of limitations (including any valid extensions with respect thereto);

(ii) with respect to each Project owned, in whole or in part, by a First Solar Contributed Company, the maximum Damages payable by First Solar with respect to the indemnification of claims regarding such Project pursuant to Section 3.1(a) shall be the Closing Project Value thereof; and

(iii) the maximum Damages payable by First Solar under Section 3.1(a) with respect to all claims for Damages incurred or sustained by the YieldCo Group during any Fiscal Year shall not exceed the Distributed Cash Shortfall for First Solar in respect of such Fiscal Year.

Section 3.2 Indemnification by SunPower.

(a) Subject to the other terms and limitations set forth in this Article III, SunPower shall indemnify, defend and hold harmless the Operating Company from and against any and all Damages incurred or sustained by the YieldCo Group to the extent arising out of, relating to or resulting from:

(i) with respect to any Contributed Company of SunPower, (A) the inapplicability or unavailability of any exclusion from, exemption from, or other reduction in the (I) base of, or (II) liability for, any ad valorem, property or similar tax or assessment to the extent such exclusion, exemption, or reduction is reflected in the SP Project Model, or (B) any reassessment with respect to any ad valorem, property, or similar tax or assessment to the extent such reassessment is not reflected in the SP Project Model; provided, however, the Parties hereby agree that in no event shall this indemnity apply to any Damages arising as the result of, or that otherwise would not have been incurred except through, (1) any action of the Operating Company or the Partnership following Closing (excluding the Partnership acquiring fifty percent (50%) or more of the Operating Company), or (2) any change in Laws following Closing;

(ii) any Tax Equity Breach with respect to any Contributed Company of SunPower;

(iii) the occurrence of any event resulting in the repayment of all or any portion of any Cash Grant (including interest and penalties) with respect to any Contributed Company of SunPower, except to the extent such Damages would not have arisen or been incurred but for any action of the Operating Company, the Partnership or the non-indemnifying Sponsor (or its direct and indirect subsidiaries holding interests in the Operating Company) following Closing; provided that (A) the making of any representation or warranty, (B) any action taken pursuant to Section 3.4(c) or (C) any action (x) required by Law or (y) taken by the Operating Company, the Partnership or the non-indemnifying Sponsor (or its direct and indirect subsidiaries holding interests in the Operating Company) to cause any Person to comply with the terms of any agreement in respect of a Tax Equity Financing, in each case, shall not itself constitute an “action” for purposes of this clause (iii);

(iv) any Specified Affiliate Bonus of SunPower paid by or on behalf of any IPO Contributed Company or any Post-IPO Contributed Company; provided that with respect to any Specified Affiliate Bonus paid by or on behalf of any Post-IPO Contributed Company identified at Part D-2 of Schedule IV (as amended from time to time by agreement of the Parties), the amount payable by SunPower pursuant to this Section 3.2(a)(iv) shall be limited to the percentage set forth in respect of such Post-IPO Contributed Company on Part D-2 of Schedule IV (as amended from time to time by agreement of the Parties) multiplied by the amount of such Specified Affiliate Bonus; and

(v) fifty percent (50%) of all Qualified Offering Costs incurred by the YieldCo Group.

(b) Notwithstanding anything to the contrary contained in this Agreement:

(i) SunPower shall have no indemnification obligations with respect to any claim pursuant to Section 3.2(a) unless SunPower receives notice of such claim, in compliance with Section 3.3, from the Operating Company no later than the date that is sixty (60) days after the expiration of the applicable statute of limitations (including any valid extensions with respect thereto);

(ii) with respect to each Project owned, in whole or in part, by a SunPower Contributed Company, the maximum Damages payable by SunPower with respect to the indemnification of claims regarding such Project pursuant to Section 3.2(a) shall be the Closing Project Value thereof;

(iii) as of the date that is three (3) years after the Effective Date, SunPower shall cease to have any indemnification obligation pursuant to Section 3.2(a)(i) with respect to any Residential Project owned, in whole or in part, by a SunPower Contributed Company; provided that the foregoing limitation shall not apply with respect to any ad valorem, property or similar tax or assessment imposed on any Residential System located in Arizona; and

(iv) the maximum Damages payable by SunPower pursuant to Section 3.2(a) with respect to all claims for Damages incurred or sustained by the YieldCo Group during any Fiscal Year shall not exceed the Distributed Cash Shortfall for SunPower in respect of such Fiscal Year.

Section 3.3 Indemnification Procedures.

(a) If any claim or demand is made against an Indemnified Party or any Subsidiary thereof with respect to any matter by any Person that is not a party to this Agreement (or an Affiliate thereof) (a “Third Party Claim”) that may give rise to a claim for indemnification against an Indemnifying Party under this Article III, then the Indemnified Party will as promptly as practicable, but not later than ten (10) days after receipt of such claim or demand, notify the Indemnifying Party in writing and in reasonable detail of the Third Party Claim (including the factual basis for the Third Party Claim, and, to the extent known, the amount, or an estimate of the amount (which estimate shall not be binding on the Indemnified Party), of the Third Party Claim); provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is materially prejudiced as a result thereof.

(b) The Indemnifying Party will have the right, at its option, to participate in or to assume the defense, negotiation or settlement of the Third Party Claim (in either case at the expense of the Indemnifying Party) with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, the Indemnifying Party shall not be entitled to assume, and the Indemnified Party shall be entitled to have control over, the defense or settlement of any Third Party Claim (with counsel reasonably satisfactory to the Indemnifying Party) to the extent that such Third Party Claim seeks an Order against the Indemnified Party that, if successful, would be reasonably likely to materially interfere with the business, operations, assets or financial condition of the Indemnified Party.  In the event that the Indemnifying Party fails to respond to the defense of the Third Party Claim within ten (10) Business Days after receipt of notice pursuant to Section 3.3(a), the Indemnified Party has the right to assume the defense of the Third Party Claim (at the expense of the Indemnifying Party) until such time as the Indemnifying Party assumes the defense thereof.  The Indemnifying Party will be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has failed to assume the defense thereof, including fees and expenses incurred by the Indemnified Party in contesting and defending a Third Party Claim after delivery of the notice in accordance with Section 3.3(a) but prior to the Indemnifying Party assuming the defense of such Third Party Claim.  Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that, if the Indemnified Party reasonably concludes that (i) the potential imposition of criminal liability against the Indemnified Party or (ii) a conflict of interest exists in respect of such claim, such Indemnified Party will have the right to employ separate counsel reasonably satisfactory to the Indemnifying Party to represent such Indemnified Party and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel for all Indemnified Parties) shall be paid by such Indemnifying Party.

(c) No Indemnifying Party will consent to any settlement, compromise or discharge (including the consent to entry of any judgment) of any Third Party Claim without the Indemnified Party’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed); provided, however, if the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party will agree to any settlement compromise or discharge of such Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay all monetary amounts in connection with such Third Party Claim and unconditionally releases the Indemnified Party completely from all liability in connection with such Third Party Claim; provided, however, that the Indemnified Party may refuse to agree to any such settlement, compromise or discharge (i) that provides for injunctive or other non-monetary relief affecting the Indemnified Party or (ii) that, in the reasonable opinion of the Indemnified Party, would otherwise materially adversely affect the Indemnified Party.  Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party will not admit any liability, consent to the entry of any judgment or enter into any settlement or compromise with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent will not be unreasonably withheld, conditioned or delayed).  If the Indemnifying Party elects not to assume the defense of a Third Party Claim, and the Indemnified Party defends, settles or otherwise deals with such Third Party Claim, the Indemnified Party shall provide thirty (30) days’ advance written notice of any settlement to the Indemnifying Party and shall consider the Indemnifying Party’s comments to such settlement or defense and shall act reasonably and in accordance with the Indemnified Party’s good faith business judgment.

(d) If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party will keep the Indemnified Party informed of all material developments relating to or arising in connection with such Third Party Claim.  If the Indemnifying Party chooses to defend a Third Party Claim, the Parties will cooperate in the defense thereof (with the Indemnifying Party being responsible for all reasonable out-of-pocket expenses of the Indemnified Party in connection with such cooperation), which cooperation will include the provision to the Indemnifying Party of records and information relating to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided thereunder.

(e) Any claim on account of Damages for which indemnification is provided under this Agreement that does not involve a Third Party Claim will be asserted by prompt written notice given by the Indemnified Party to the Indemnifying Party from whom such indemnification is sought.  The failure by any Indemnified Party to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party under this Agreement, unless (and then solely to the extent) the Indemnifying Party is materially prejudiced as a result thereof.

Section 3.4 Certain Indemnification Matters.

(a) This Article III shall not limit the rights and obligations of each Sponsor under Article IX or Article X of the Master Formation Agreement (except as expressly set forth therein).

(b) Any liability for indemnification under this Agreement shall be determined without duplication by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.

(c) Each Indemnified Party shall take all commercially reasonable steps to mitigate all Damages relating to a claim, including availing itself of any defense, limitations, rights of contributions, claims against third Persons and other rights at law or equity (and the cost and expenses of such mitigation shall constitute Damages for all purposes hereunder); provided that any failure to comply with this Section 3.4(c) shall not limit any Indemnified Party’s remedies under this Article III except to reduce the amount of Damages recovered or recoverable by such Indemnified Party in an amount equal to the Damages caused by such Party’s failure to comply with this Section 3.4(c).

(d) If the amount of any Indemnified Party’s Damages, at any time subsequent to an Indemnifying Party’s making of a payment under this Article III, is reduced by actual recovery, settlement, or otherwise under or pursuant to any applicable insurance coverage, or pursuant to any applicable claim, recovery, settlement or payment by or against any other Person (collectively, “Recoveries”), the amount of such Recoveries shall be repaid by the Indemnified Party to the applicable Indemnifying Party within fifteen (15) days after receipt thereof by such Indemnified Party, up to the aggregate amount of (i) the payments made by the applicable Indemnifying Party to such Indemnified Party less (ii) any deductibles, co-payments or other costs and expenses (including reasonable legal fees and expenses and retrospective insurance premium adjustments, if any) reasonably incurred by the Indemnified Party in seeking such Recoveries.

(e) Amounts payable pursuant to claims under Section 3.1(a) or Section 3.2(a) shall be paid by the Indemnifying Party to the Subsidiary of the Operating Company that is the Person that incurred or sustained the Damages giving rise to such claim, any Subsidiary of the Operating Company that is a direct or indirect owner of such Person or, if there is no such Subsidiary, directly to the Operating Company.

Section 3.5 Related Waivers of Claims and other Tax Equity Financing Matters.

(a) In addition to its indemnification obligation set forth in Section 3.1(a)(ii) or Section 3.2(a)(ii), as applicable, each Sponsor further agrees to waive, and cause its Affiliate to waive, any claims such Person may have against any Group Member under a purchase and sale or similar agreement for payment of any portion of the purchase price owed to such Sponsor or its Affiliate as consideration for a Contributed Company or Project, to the extent such amount constitutes a Tax Equity Purchase Shortfall.

(b) Notwithstanding any provision of any Tax Equity Financing of a SunPower-related Contributed Company to the contrary, SunPower agrees, and SunPower shall take all actions reasonably requested by the Operating Company or otherwise required to cause the Class C member of such Contributed Company, to comply with the following: (i) not to directly or through a subsidiary assign or encumber the Class C member interest without the consent of the Operating Company, except for (A) an assignment to a wholly owned subsidiary of SunPower or (B) a collateral assignment in connection with a corporate financing initiative of SunPower; (ii) not to directly or through a subsidiary assign its Class C membership interest without first offering to the Operating Company the right to acquire such interest at fair market value, (iii) not to withhold its consent to an assignment or encumbrance of a Class B member interest, (iv) that any right of a Class C member to consent to or approve an assignment by a Class A member shall be exercised by the Class C member only as directed by the Operating Company, and (v) that, in any determination by a majority or supermajority or other group of the members of the Contributed Company, the participation in such determination by the Class C member shall be at the direction of the Operating Company, except for any such determination that (A) requires the Class C member to relinquish or modify a right unique to the Class C member or (B) otherwise adversely impacts the rights or responsibilities of the Class C member.  SunPower shall cause such Class C member to notify the Operating Company promptly upon learning of such of proposed assignment by a Class A member or a determination by any majority or supermajority or other group of the members.

(c) In the event of an exercise by any investor in a Tax Equity Financing of any right to redeem its interest or withdraw from a Contributed Company, SunPower agrees to consider, in good faith, loaning to such Contributed Company the amount of capital necessary to effectuate such redemption or withdrawal on terms reasonably satisfactory to SunPower at the time such loan is made.

ARTICLE IV

CONFIDENTIALITY; USE OF NAME AND INSIGNIA

Section 4.1 Confidential Information.  From and after the date hereof, each Party (each, a “Receiving Party”) in possession of any other Party’s (each, a “Disclosing Party”) Confidential Information shall (a) hold, and shall cause its Subsidiaries and Affiliates and its and their shareholders, partners, members, directors, officers, employees, agents, consultants, advisors, lenders, potential lenders, investors, potential investors and other representatives (the “Representatives”) to hold all Confidential Information of each Disclosing Party in strict confidence with at least the same degree of care that applies to such Receiving Party’s confidential and proprietary information, (b) not use such Confidential Information, except as expressly permitted by the Disclosing Party, and (c) not release or disclose such Confidential Information to any other Person, except its Representatives or except as required by applicable Law; provided that notwithstanding the foregoing, a Receiving Party shall be permitted to (i) disclose any Confidential Information to the extent required by court order or under applicable Law (provided, that it shall (A) exercise commercially reasonable efforts to preserve the confidentiality of such Confidential Information, (B) to the extent legally permissible, use commercially reasonable efforts to provide the Disclosing Party in advance of such disclosure, with copies of any Confidential Information it intends to disclose (and, if applicable, the text of the disclosure language itself), and (C) reasonably cooperate with the Disclosing Party and its Affiliates to the extent they may seek to limit such disclosure), (ii) make a public announcement regarding such matters (A) as agreed to in writing by the Disclosing Party or (B) as required by the provisions of any securities laws or the requirements of any exchange on which any Party’s securities may be listed, or (iii) disclose any Confidential Information to its Affiliates and its and their Representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential pursuant to the terms hereof).

Section 4.2 Use of Names and Insignia.  The Partnership agrees that from and after the Closing Date, without the prior written consent of, and in accordance with the reasonable quality control requirements imposed by, the applicable Sponsor, the Partnership will not, and shall cause the YieldCo Group not to, directly or indirectly use or otherwise exploit, in connection with any business activities, any service marks, trademarks, trade names, trade dress, Internet domain names, identifying symbols, logos, emblems, signs or insignia related thereto or containing or comprising the foregoing, including any word or logo confusingly similar thereto, containing the words “First Solar” or “SunPower” or any abbreviations or derivations thereof.

ARTICLE V

REPRESENTATION AND WARRANTIES

Section 5.1 Representations and Warranties of Each Sponsor.  Each Sponsor hereby represents and warrants to the other Sponsor, the Operating Company, the YieldCo General Partner, Holdings and the Partnership, as follows as of the Execution Date:

(a) Organization; Qualification.  Such Sponsor has been duly formed and is validly existing and in good standing as a corporation under the Laws of its jurisdiction of formation with all requisite corporate power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement.

(b) Authority and Power.  Such Sponsor (i) has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and (b) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

(c) Valid and Binding Obligation.  This Agreement has been duly and validly executed and delivered by such Sponsor and, assuming this Agreement has been duly and validly authorized, executed and delivered by all other Persons party hereto, constitutes a legal, valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws relating to or affecting the enforcement of creditors’ rights in general and by general principles of equity.

(d) No Conflicts.  The execution, delivery and performance of this Agreement by such Sponsor will not (a) conflict with or violate any provision of its certificate of incorporation or bylaws, (b) constitute, with or without notice or the passage of time or both, a material violation, a material breach or default, create a material lien, conflict in any material respect with, or require any material consent or approval, or give rise to any material right of termination, modification, cancellation, prepayment, suspension, limitation, revocation, preemption, right of first refusal (or similar right to purchase) or acceleration under any material any material indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement to which such Sponsor is a party, or (c) contravene, in any material respect, any material Law.

(e) Consents and Approvals.  The execution, delivery and performance of this Agreement by such Sponsor does not requires any material consent, approval, exemption, waiver, clearance, authorization, filing, registration or notification, of or to (as applicable) any Governmental Entity or other Person, except as has already been obtained, made or waived.

Section 5.2 Representations and Warranties of the Operating Company, the YieldCo General Partner, Holdings and the Partnership.  Each of the Operating Company, the YieldCo General Partner, Holdings and the Partnership hereby represents and warrants to the Sponsors, as follows as of the Execution Date:

(a) Organization; Qualification.  Such Person has been duly formed and is validly existing and in good standing as a limited liability company or partnership, as applicable, under the Laws of its jurisdiction of formation with all requisite limited liability company or partnership, as applicable, corporate power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement.

(b) Authority and Power.  Such Person (i) has all requisite limited liability company or partnership, as applicable, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and (b) has taken all necessary limited liability company or partnership, as applicable, action to authorize the execution, delivery and performance of this Agreement.

(c) Valid and Binding Obligation.  This Agreement has been duly and validly executed and delivered by such Person and, assuming this Agreement has been duly and validly authorized, executed and delivered by the Sponsors party hereto, constitutes a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws relating to or affecting the enforcement of creditors’ rights in general and by general principles of equity.

(d) No Conflicts.  The execution, delivery and performance of this Agreement by such Person will not (a) conflict with or violate any provision of its certificate of incorporation or bylaws, (b) constitute, with or without notice or the passage of time or both, a material violation, a material breach or default, create a material lien, conflict in any material respect with, or require any material consent or approval, or give rise to any material right of termination, modification, cancellation, prepayment, suspension, limitation, revocation, preemption, right of first refusal (or similar right to purchase) or acceleration under any material any material indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement to which such Person is a party, or (c) contravene, in any material respect, any material Law.

(e) Consents and Approvals.  The execution, delivery and performance of this Agreement by such Person does not requires any material consent, approval, exemption, waiver, clearance, authorization, filing, registration or notification, of or to (as applicable) any Governmental Entity or other Person, except as has already been obtained, made or waived.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1 Notices.  Any notice, statement, demand, claim, offer or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be sent by facsimile, email, hand messenger delivery, overnight courier service, or certified mail (receipt requested) to each other Party at the address set forth below; provided that to be effective any such notice sent originally by facsimile or email must be followed within two (2) Business Days by a copy of such notice sent by overnight courier service (other than any notice delivered by email for which the intended recipient thereof, by reply email, waives delivery of such copy):

If to the Partnership:

8point3 Energy Partners LP

c/o 8point3 General Partner, LLC

77 Rio Robles

San Jose, California 95134

Tel: (408) 240-5500

Email: chuck.boynton@sunpower.com

Attention:     Charles Boynton, Chief Executive Officer

with copies, which shall not constitute notice, to:

8point3 Energy Partners LP

c/o 8point3 General Partner, LLC

400 Crossing Boulevard, 5th Floor

Bridgewater, NJ 08807

Tel:  (908) 809-4130

Email:  jdymbort@firstsolar.com

Attention:     Jason Dymbort, General Counsel

8point3 Energy Partners LP

c/o 8point3 General Partner, LLC

350 West Washington Street, Suite 600

Tempe, Arizona 85281

Tel:  (602) 414-9300

Email:  mark.widmar@firstsolar.com

Attention:     Mark Widmar, Chief Financial Officer

If to First Solar:

First Solar, Inc.

350 West Washington Street, Suite 600

Tempe, Arizona 85281

Tel:  (602) 414-9300

Email:  mark.widmar@firstsolar.com

Attention:     Mark Widmar, Chief Financial Officer

with copies to:

First Solar, Inc.

350 West Washington Street, Suite 600

Tempe, Arizona 85281

Tel:  (602) 427-2925

Email:  generalcounsel@firstsolar.com

Attention:     Paul Kaleta, General Counsel

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue NW

Washington, D.C. 20005

Tel:  (202) 371-7402

Email: lance.brasher@skadden.com

           andrea.nicolas@skadden.com

Attention:     Lance Brasher; Andrea Nicolas

If to SunPower:

SunPower Corporation

77 Rio Robles

San Jose, California 95134

Tel: (408) 240-5500

Email: chuck.boynton@sunpower.com

Attention:     Charles Boynton, Chief Financial Officer

with copies to:

SunPower Corporation

77 Rio Robles

San Jose, California 95134

Tel:  (408) 240-5500

Email:  lisa.bodensteiner@sunpower.com

Attention:     Lisa Bodensteiner, General Counsel

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

Tel:  (713) 229-1527

Email: joshua.davidson@bakerbotts.com;

           gerald.spedale@bakerbotts.com

Attention:     Joshua Davidson; Gerald Spedale

If to the YieldCo General Partner:

8point3 General Partner, LLC

77 Rio Robles

San Jose, California 95134

Tel: (408) 240-5500

Email: chuck.boynton@sunpower.com

Attention:     Charles Boynton, Chief Executive Officer

with copies, which shall not constitute notice, to:

8point3 General Partner, LLC

400 Crossing Boulevard, 5th Floor

Bridgewater, NJ 08807

Tel:  (908) 809-4130

Email:  jdymbort@firstsolar.com

Attention:     Jason Dymbort, General Counsel

8point3 General Partner, LLC

350 West Washington Street, Suite 600

Tempe, Arizona 85281

Tel:  (602) 414-9300

Email:  mark.widmar@firstsolar.com

Attention:     Mark Widmar, Chief Financial Officer

If to Operating Company:

8point3 Operating Company, LLC

c/o 8point3 General Partner, LLC

77 Rio Robles

San Jose, California 95134

Tel: (408) 240-5500

Email: chuck.boynton@sunpower.com

Attention:     Charles Boynton, Chief Executive Officer

with copies, which shall not constitute notice, to:

8point3 Operating Company, LLC

c/o 8point3 General Partner, LLC

400 Crossing Boulevard, 5th Floor

Bridgewater, NJ 08807

Tel:  (908) 809-4130

Email:  jdymbort@firstsolar.com

Attention:     Jason Dymbort, General Counsel

8point3 Operating Company, LLC

c/o 8point3 General Partner, LLC

350 West Washington Street, Suite 600

Tempe, Arizona 85281

Tel:  (602) 414-9300

Email:  mark.widmar@firstsolar.com

Attention:      Mark Widmar, Chief Financial Officer

If to Holdings:

8point3 Holding Company, LLC

c/o First Solar, Inc.

350 West Washington Street, Suite 600

Tempe, Arizona 85281

Tel:  (602) 414-9300

Email:  mark.widmar@firstsolar.com

Attention:     Mark Widmar, Chief Financial Officer

and

8point3 Holding Company, LLC

c/o SunPower Corporation

77 Rio Robles

San Jose, California 95134

Tel: (408) 240-5500

Email: chuck.boynton@sunpower.com

Attention:     Charles Boynton, Chief Financial Officer

with copies, which shall not constitute notice, to:

8point3 Holding Company, LLC

c/o First Solar, Inc.

350 West Washington Street, Suite 600

Tempe, Arizona 85281

Tel:  (602) 427-2925

Email:  generalcounsel@firstsolar.com

Attention:     Paul Kaleta, General Counsel

and

8point3 Holding Company, LLC

c/o SunPower Corporation

77 Rio Robles

San Jose, California 95134

Tel: (408) 240-5500

Email: lisa.bodensteiner@sunpower.com

Attention:     Lisa Bodensteiner, General Counsel

Each Party shall have the right to change the place to which notices shall be sent or delivered or to specify one additional address to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to the other Party.  Without limiting any other means by which a Party may be able to prove that a notice has been received by another Party, all notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed by first class certified mail, receipt requested; (iii) when received, if sent by facsimile or email, if received prior to 5 p.m., recipient’s time, on a Business Day, or on the next Business Day, if received later than 5 p.m., recipient’s time; and (iv) on the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.  In any case hereunder in which a Party is required or permitted to respond to a notice from another Party within a specified period, such period shall run from the date on which the notice was deemed duly given as above provided, and the response shall be considered to be timely given if given as above provided by the last day of the period provided for such response.

Section 6.2 Time is of the Essence.  Time is of the essence of this Agreement; provided, however, notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.

Section 6.3 Assignment.  No Party will convey, assign or otherwise transfer either this Agreement or any of the rights, interests or obligations hereunder without the prior written consent of the other Party hereto (in each of such Party’s sole and absolute discretion).  Any such prohibited conveyance, assignment or transfer without the prior written consent of the other Party will be void ab initio.  Notwithstanding the foregoing, nothing contained in this Agreement shall preclude (i) any pledge, hypothecation or other transfer or assignment of a Party’s rights, title and interest under this Agreement, including any amounts payable to such Party under this Agreement, to a bona fide Financing Party as security for debt financing to such Party or one of its Affiliates, or (ii) the assignment of such rights, title and interest under this Agreement upon exercise of remedies by a Financing Party following a default by such Party or one of its Affiliates under the financing agreements entered into with the Financing Parties.

Section 6.4 Parties in Interest.  This Agreement is binding upon and is for the benefit of the Parties hereto and their respective successors and permitted assigns.  This Agreement is not made for the benefit of any Person not a party hereto, and no Person other than the Parties hereto and their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by virtue of this Agreement.

Section 6.5 Other Activities.  No Party hereto shall be prohibited from engaging in or holding an interest in any other business ventures of any kind or description, or any responsibility to account to the other for the income or profits of any such enterprises or have this Agreement be deemed to constitute any agreement not to compete.  This Agreement shall not be deemed to create a partnership, joint venture, association or any other similar relationship between the Parties.

Section 6.6 Captions.  All Section titles or captions contained in this Agreement or in any Schedule referred to herein and the table of contents of this Agreement are for convenience only and shall not be deemed to be a part of this Agreement or affect the meaning or interpretation of this Agreement.

Section 6.7 GOVERNING LAW.  THIS AGREEMENT, INCLUDING THE FORMATION, BREACH, TERMINATION, VALIDITY, INTERPRETATION AND ENFORCEMENT THEREOF, AND ALL TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.  FOR THE AVOIDANCE OF DOUBT, IT IS INTENDED THAT 6 DEL. C. § 2708, WHICH PROVIDES FOR ENFORCEMENT OF DELAWARE CHOICE OF LAW WHETHER OR NOT THERE ARE OTHER RELATIONSHIPS WITH DELAWARE, SHALL APPLY.

Section 6.8 Severability.  Whenever possible each provision and term of this agreement will be interpreted in a manner to be effective and valid.  If any term or provision of this Agreement or the application of any such term or provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof, or the application of such term or provision to Persons or circumstances other than those as to which it has been held invalid, illegal or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby.  If any term or provision of this Agreement is held to be prohibited or invalid, then such term or provision will be ineffective only to the extent of such prohibition or invalidity without invalidating or affecting in any manner whatsoever the remainder of such term or provision or the other terms and provisions of this Agreement.  Upon determination that any other term or provision of this Agreement is invalid, void, illegal, or unenforceable, a court of competent jurisdiction will modify such term or provision so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible under the Law.

Section 6.9 Consent to Jurisdiction.   Each of the Parties hereto irrevocably and unconditionally confirms and agrees (a) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware and (b)(i) to the extent that such Party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Party’s agent for acceptance of legal process and notify the other Parties hereto of the name and address of such agent, and (ii) to the fullest extent permitted by applicable Law, that service of process may also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by Law, service made pursuant to (b)(i) or (ii) above shall have the same legal force and effect as if served upon such Party personally within the State of Delaware.  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE, INCLUDING THE DELAWARE COURT OF CHANCERY IN AND FOR NEW CASTLE COUNTY (THE “DELAWARE COURTS”) FOR ANY ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), (B) WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE DELAWARE COURTS AND AGREES NOT TO PLEAD OR CLAIM IN ANY DELAWARE COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM AND (C) ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 6.10 Entire Agreement.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and this Agreement supersedes the Original Omnibus Agreement and all prior negotiations, agreements or understandings of the Parties of any nature, whether oral or written, relating thereto.

Section 6.11Amendment.  This Agreement may be modified, amended or supplemented only by written agreement executed by the Parties.

Section 6.12 Waiver; Remedies.  No delay on the part of First Solar or SunPower in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of First Solar or SunPower of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 6.13 Facsimile; Counterparts.  Any Party may deliver executed signature pages to this Agreement by facsimile transmission to the other Parties, which facsimile copy shall be deemed to be an original executed signature page.   This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute a single instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the date first above written and delivered in their names by their respective duly authorized officers or representatives.

8point3 Energy Partners LP

By:	8point3 General Partner, LLC, its general partner

By:	/s/ Alexander Bradley
Name: Alexander Bradley
Title: Vice President of Operations

8point3 General Partner, LLC

By:	/s/ Alexander Bradley
Name: Alexander Bradley
Title: Vice President of Operations

8point3 Operating Company, LLC

By:	8point3 Energy Partners LP, its managing member

By:	8point3 General Partner, LLC, its general partner

By:	/s/ Alexander Bradley
Name: Alexander Bradley
Title: Vice President of Operations

8point3 Holding Company, LLC

By:	First Solar 8point3 Holdings, LLC, its member

By:	/s/ Alexander Bradley
Name: Alexander Bradley
Title: Vice President, Treasury and Project Finance

[Amended and Restated Omnibus Agreement]

By:	SunPower YC Holdings, LLC, its member

By:	/s/ Natalie Jackson
Name: Natalie Jackson
Title: Vice President

First Solar, Inc.

By:	/s/ Alexander Bradley
Name: Alexander Bradley
Title: Vice President, Project Finance and Treasurer

SunPower Corporation

By:	/s/ Howard J. Wenger
Name: Howard J. Wenger
Title: President

[Amended and Restated Omnibus Agreement]

SCHEDULE I

Contributed Projects

No.	Sponsor	Project	Scheduled COD	Guaranteed Project Capacity (MWAC)	Minimum Project Capacity (MWAC)	Closing Project Value	Capacity Buy-Down Amount ($ per MW)
1.	First Solar	Solar Gen 2	Achieved November 25, 2014	Not applicable - COD achieved	Not applicable - COD achieved	403,635,750	Not applicable – COD achieved
2.	First Solar	Lost Hills	Achieved April 17, 2015	Not applicable – COD achieved	Not applicable – COD achieved	62,161,323	Not applicable – COD achieved
3.	First Solar	North Star	June 30, 2015	Not applicable – COD achieved	Not applicable – COD achieved	187,265,991	Not applicable – COD achieved
4.	First Solar	Maryland Solar	Achieved February 7, 2014	Not applicable - COD achieved	Not applicable - COD achieved	106,502,256	Not applicable – COD achieved
5.	SunPower	RPU	October 31, 2015	Not applicable - COD achieved	Not applicable - COD achieved	23,836,293	Not applicable - COD achieved
6.	SunPower	Quinto	October 31, 2015	Not applicable - COD achieved	Not applicable - COD achieved	738,644,661	Not applicable - COD achieved
7.	SunPower	UC Davis	September 30, 2015	Not applicable - COD achieved	Not applicable - COD achieved	41,003,214	Not applicable - COD achieved
8.	SunPower	Macy’s	October 31, 2015	Not applicable - COD achieved	Not applicable - COD achieved	9,872,311	Not applicable - COD achieved
9.	SunPower	Residential Portfolio	Achieved June 4, 2014	Not applicable – COD achieved	Not applicable – COD achieved	178,579,852	Not applicable – COD achieved
10.	SunPower	Kern Phase 1a	February 29, 2016	2.74	2.63	$4,887,574	$1,729,806

No.	Sponsor	Project	Scheduled COD	Guaranteed Project Capacity (MWAC)	Minimum Project Capacity (MWAC)	Closing Project Value	Capacity Buy-Down Amount ($ per MW)
11.	First Solar	Kingbird Project A	April 29, 2016	19.40	18.43	$30,000,000	$1,500,000
12.	First Solar	Kingbird Project B	April 29, 2016	19.40	18.43	$30,000,000	$1,500,000
13.	SunPower	Hooper	Achieved December 23, 2015	Not applicable – COD achieved	Not applicable – COD achieved	$53,500,000	Not applicable – COD achieved

SCHEDULE II

TAX EQUITY FINANCINGS

A. FIRST SOLAR TAX EQUITY FINANCINGS

1.	Those matters set forth in Schedule 1.1(f) of the FS Disclosure Schedule to the Master Formation Agreement, as of the Closing.
2.	Tax equity financing in respect of the Kingbird projects, entered into between FSAM Kingbird Solar Holdings, LLC, Kingbird Solar, LLC, State Street Bank and Trust Company and Antrim Corporation.

B. SUNPOWER TAX EQUITY FINANCINGS

1.	Those matters set forth in Schedule 1.1(f) of the SP Disclosure Schedule to the Master Formation Agreement, as of the Closing.
2.

The “Master Lease,” as defined in the Termination of Agreements, dated as of January 23, 2015, among SPWR Lease Co I, LLC, SunPower SolarProgram II, LLC, SunPower Corporation, Systems, a Delaware corporation, SunPower Capital, LLC and SunPower Corporation (the “Citi/CS Termination Agreement”), and any other agreements related thereto (including the Citi/CS Termination Agreement).

3.

The “Master Lease,” as defined in the Termination of Agreements, dated as of January 29, 2015, among Catania Solar, LLC, SunPower SolarProgram I, LLC, SunPower Corporation, Systems, a Delaware corporation, SunPower Capital, LLC and SunPower Corporation (the “Catania Termination Agreement”), and any other agreements related thereto (including the Catania Termination Agreement).

4.	Tax equity financing in respect of the Kern project, entered into between Wells Fargo Wind Holdings LLC, SunPower Commercial II Class B, LLC and SunPower Capital Services, LLC.
5.	Tax equity financing in respect of the Hooper project, entered into between Wells Fargo Wind Holdings LLC, SSCO III Managing Member, LLC and SunPower Capital Services, LLC.

SCHEDULE III

SPECIFIED CREDIT SUPPORT

A. FIRST SOLAR SPECIFIED CREDIT SUPPORT

LOST HILLS1

1.	Letter of Credit No. L5LS-422891 (and amendments thereto) issued by JPMorgan Chase Bank to PG&E, dated September 6, 2012, for account of Blackwell Solar, LLC ($1,800,000)
2.	Surety bond in connection with interconnection facilities received by Pacific Gas and Electric Company ($675,408)
3.	Surety bond in connection with network upgrades received by Pacific Gas and Electric Company ($725,100)
4.

Guaranty of First Solar, Inc. of obligations of Lost Hills Solar LLC, and Blackwell Solar, LLC, for the benefit of McCarthy Building Company, Inc., effective as of March 31, 2014, as amended by the Amendment No. 1 to Guaranty Agreement by and between First Solar, Inc. and McCarthy Building Companies, Inc., dated as of March 17, 2015

MARYLAND SOLAR

1.	Performance bond received by Maryland Public Service ($2,100,000)[2]

NORTH STAR3

1.	Letter of Credit for the benefit of Turlock Irrigation District ($217,000)
2.	Letter of credit for the benefit of PG&E ($3,000,000)
3.	Surety Bond No. 106016808 in connection with financial security for the benefit of PG&E ($6,177,805)
4.	Surety Bond No. 106166955 in connection with financial security for the benefit of PG&E ($1,344,482)

[1]

With respect to items 1-3, only Specified Credit Support until replaced by Southern Renewable Partnerships, LLC as part of the Lost Hills Sale Transaction (as defined in the Master Formation Agreement).

[2]	Only Specified Credit Support until replaced by a letter of credit to be issued under the Credit Facility (as defined in the Master Formation Agreement).
[3]

With respect to items 1-5, only Specified Credit Support until replaced by Southern Renewable Partnerships, LLC as part of the North Star Sale Transaction (as defined in the Master Formation Agreement).

5.	Reclamation, Performance and Maintenance Bond No. 1030572 in connection with restoration of agricultural land ($1,543,000)
6.	Performance Bond No. 1030534 in connection with encroachment permit ($6,000)

SOLAR GEN 2

1.	Performance bond No. 7403553 ($183,000)
2.	Performance bond No. 7403522 ($1,627,950)
3.	Guaranty of First Solar Inc. for the benefit of Imperial Irrigation District, dated April 16, 2014

KINGBIRD PROJECTS

1.	Letter of Credit No. L5LS-426344 issued by JPMorgan Chase Bank, N.A. to The City of Pasadena, dated October 24, 2013, as amended ($2,000,000)
2.	Letter of Credit No. L5LS-426347 issued by JPMorgan Chase Bank, N.A. to Southern California Public Power Authority, dated October 24, 2013, as amended ($2,000,000)
3.	Letter of Credit No. L5LS-427588 issued by JPMorgan Chase Bank, N.A. to Southern California Edison Company, dated April 10, 2014, as amended ($176,234)
4.	Letter of Credit No. L5LS-427629 issued by JPMorgan Chase Bank, N.A. to Southern California Edison Company, dated April 10, 2014, as amended ($176,234)

B. SUNPOWER SPECIFIED CREDIT SUPPORT

QUINTO

1.	Sales and Use Tax Bond No. 1030531, issued by The Hanover Insurance Company for the account of SunPower Corporation, Systems issued in favor of Merced County
2.	AKT North Conservation Easement Consideration Guaranty, dated as of June, 2014, by SunPower Corporation in favor of AKT Santa Nella Solar Investors II, LLC
3.	Stockton Terminal Conservation Easement Consideration Guaranty, dated as of June, 2014 by SunPower Corporation in favor of AKT Santa Nella Solar Investors II, LLC
4.

Irrevocable Nontransferable Standby Letter of Credit, Reference No. 839BGC1100179, issued on August 30, 2013 by Deutsche Bank AG, New York Branch in favor of Pacific Gas and Electric Company for the account of SunPower Corporation Systems

5.

Irrevocable Nontransferable Standby Letter of Credit, Reference No. 839BGC1100180, issued on August 30, 2013 by Deutsche Bank AG, New York Branch in favor of Pacific Gas and Electric Company for the account of SunPower Corporation Systems

RPU PROJECT

None.

UC DAVIS PROJECT

None.

MACY’s PROJECT

None.

RESIDENTIAL PROJECT

None.

KERN PROJECT

None.

HOOPER PROJECT4

1.	Letter of Credit No. 603537006 dated February 4, 2016 issued by Credit Agricole Corporate and Investment Bank to Systems for the benefit of Xcel Energy Services.
2.	Letter of Credit No. 603537005 dated February 4, 2016 issued by Credit Agricole Corporate and Investment Bank to Systems for the benefit of Xcel Energy Services.

[4]

Only Specified Credit Support until replaced by the Operating Company pursuant to the Contribution Agreement dated as of March 31, 2016, by and among SunPower AssetCo, LLC, a Delaware limited liability company, the Operating Company and SunPower.

SCHEDULE IV

CONTRIBUTED COMPANIES

A. First Solar Contributed Companies

1.	FSAM SG2 Holdings, LLC
2.	SG2 Holdings, LLC
3.	SG2 Imperial Valley LLC
4.	FSAM NS Holdings, LLC
5.	NS Solar Holdings, LLC
6.	North Star Solar, LLC
7.	Maryland Solar LLC
8.	FSAM Lost Hills Blackwell Holdings, LLC
9.	Lost Hills Blackwell Holdings, LLC
10.	Lost Hills Solar Holdco, LLC
11.	Lost Hills Solar, LLC
12.	Blackwell Solar Holding, LLC
13.	Blackwell Solar, LLC
14.	FSAM Kingbird Solar Holdings, LLC
15.	Kingbird Solar, LLC
16.	Kingbird Solar A, LLC
17.	Kingbird Solar B, LLC

B. SunPower Contributed Companies

1.	SSCA XIII Managing Member, LLC
2.	SSCA XIII Holding Company, LLC
3.	Solar Star California XIII Parent, LLC
4.	Solar Star California XIII, LLC
5.	SunPower Residential I, LLC
6.	SunPower Commercial Managing Member I, LLC
7.	SunPower Commercial Holding Company I, LLC
8.	Solar Star California XXXII, LLC
9.	Solar Star California XXX, LLC
10.	Solar Star California XXX (2), LLC
11.	SSCA XXXI Managing Member, LLC

12.	SSCA XXXI Holding Company, LLC
13.	Solar Star California XXXI, LLC
14.	SunPower Commercial II Class B, LLC
15.	SunPower Commercial Holding Company II, LLC
16.	Kern High School District Solar (2), LLC
17.	SSCO III Class B Holdings, LLC
18.	SSCO III Managing Member, LLC
19.	SSCO III Holding Company, LLC
20.	Solar Star Colorado III Parent, LLC
21.	Solar Star Colorado III, LLC

C. Applicable Percentage for Specified Affiliate Bonuses of IPO Contributed Companies

Contributed Company	Applicable Percentage of Specified Affiliate Bonus
SG2 Imperial Valley LLC	• 31.6%, with respect to any “Energy Performance Test Bonus” • 49%, with respect to any “Effective Availability Guarantee Bonus”
North Star Solar, LLC	• 32.12%, with respect to any “Energy Performance Test Bonus” • 49%, with respect to any “Effective Availability Guarantee Bonus”
Lost Hills Solar, LLC Blackwell Solar, LLC	• 31.37%, with respect to any “Energy Performance Test Bonus” • 49%, with respect to any “Effective Availability Guarantee Bonus”

D-1. Applicable Percentage for Specified Affiliate Bonuses of Post-IPO Contributed Companies (First Solar)

Contributed Company	Applicable Percentage of Specified Affiliate Bonus

D-2. Applicable Percentage for Specified Affiliate Bonuses of Post-IPO Contributed Companies (SunPower)

Contributed Company	Applicable Percentage of Specified Affiliate Bonus